Exhibit (4) (f)

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

(A Delaware Corporation)

Home Office [200 Continental Drive, Suite 306 Newark, Delaware 19713]

Executive Office [51 Madison Avenue, New York, NY 10010]

THE CORPORATION New York Life Insurance and Annuity Corporation (NYLIAC), a Delaware Corporation and a wholly-owned subsidiary of New York Life Insurance Company, will pay the benefits of this Individual Modified Single Premium Deferred Variable Annuity (the “Policy”) in accordance with its provisions. The following pages are also a part of this Policy.

SURRENDER CHARGES We may waive Surrender Charges as described in this Policy and in any applicable riders attached to this Policy.

RIGHT TO RETURN POLICY Please examine this Policy. Within ten (10) days (thirty (30) days if this is a replacement Policy) after delivery, you may return it to the Corporation or to the Agent/Registered Representative through whom it was purchased, along with a written request for a cancellation. Upon receipt of this request, we will promptly cancel this Policy and refund the Accumulation Value, including any fees and charges. The amount refunded to you may be more or less than the Premium Payment.

The Policy Date is shown on the Policy Data Page.

If you have questions or concerns about your policy, please contact us at www.newyorklife.com or call us at [1-800-598-2019].

[New York Life Income Plus Variable Annuity II]

(An Individual Modified Single Premium Deferred Variable Annuity With A Guaranteed Living Benefit and a Guaranteed Minimum Death Benefit Provision)

The Funded Income Benefit and the Unfunded Income Benefit Base Do Not Have Any Cash Value; Therefore, Withdrawals Are Never Permitted From The Funded Income Benefit and Unfunded Income Benefit Base. No death benefits are payable from the Unfunded Income Benefit Base. However, a death benefit may be payable from the Funded Income Benefit.

This Policy is non-participating.

THE POLICY VALUES AND BENEFITS PROVIDED BY THIS POLICY, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

This Policy will not become effective unless it is issued while the Owner and Annuitant are living. READ THIS POLICY CAREFULLY. It is a legal contract between the Owner and the Corporation.

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Policy Data

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B1.3	The Funded Income Benefit	17
B1.4	The Unfunded Income Benefit	17
B1.5	Cancellation Of The Funded Income Benefit	17
B1.6	Commencement Of GFIB Payments	18
B1.7	Transactions That May Affect The GFIB Payment Amount	18
B1.8	Advancement Of Monthly GFIB Payments	18
B1.9	Changing The GFIB Payment Commencement Date	18
B1.10	Effect On The GFIB Payment Amount If You Change The GFIB Payment Commencement Date	19
B1.11	Effect On The GFIB Payment Amount If You Begin Receiving Variable Account Annuity Income Payments Prior To The GFIB Payment Commencement Date	19
B1.12	Effect On The GFIB Payments If You Make A Partial Withdrawal From This Policy’s Accumulation Value	19
B1.13	Effect On The GFIB Payments If You Surrender This Policy	20
B1.14	When The Funded Income Benefit Equals Or Exceeds The GFIB	20

SECTION TWO—AUTOMATIC INCOME BENEFIT PURCHASES		20
B2.1	The Purpose Of Automatic Income Benefit Purchases	20
B2.2	Factors Considered By The Automatic Income Benefit Purchase Formula	20
B2.3	The Purpose Of The Automatic Income Benefit Purchase Formula	21
B2.4	Determining The Amount Of Income Purchased By An Automatic Income Benefit Purchase	21
B2.5	Acknowledgement Of An Automatic Income Benefit Purchase	21
B2.6	Effect Of An Automatic Income Benefit Purchase On The Variable Accumulation Value	21
B2.7	Effect Of Automatic Income Benefit Purchases On The DCA Advantage Account Accumulation Value	21
B2.8	Cancellation Of The Final Automatic Income Benefit Purchase	21
B2.9	Effect Of Discretionary Income Benefit Purchases On Automatic Income Benefit Purchases	21

SECTION THREE—DISCRETIONARY INCOME BENEFIT PURCHASES		21
B3.1	Discretionary Income Benefit Purchases	21
B3.2	Making A Discretionary Income Benefit Purchase	22
B3.3	Determining The Amount Of Income Purchased By A Discretionary Income Benefit Purchase	22
B3.4	Acknowledgement Of A Discretionary Income Benefit Purchase	22
B3.5	Cancelling A Discretionary Income Benefit Purchase	22
B3.6	Non-Cancellation Of A Discretionary Income Benefit Purchase	23
B3.7	Discretionary Income Benefit Purchase Affect On The GFIB Payment Amount After The GFIB Is Fully Funded	23
B3.8	Discretionary Income Benefit Purchase Affect On The Policy’s Variable Accumulation Value	23
B3.9	Discretionary Income Benefit Purchase Affect On The Policy’s DCA Advantage Account Accumulation Value	23

SECTION FOUR—CANCELLATION OF THE GFIB		23
B4.1	Cancellation Of The GFIB After The Right To Return Policy Period	23
B4.2	Effect Of Cancellation On The GFIB Payments	23

SECTION FIVE—INCOME BENEFIT PAYMENTS		23
B5.1	Applicability Of Income Benefit Payments	23
B5.2	Determination Of The Income Benefit Payments	23
B5.3	Modification Of The Income Benefit Payment Amount	23
B5.4	Commencement Of The Income Benefit Payments	24
B5.5	Advancement Of The Monthly Income Benefit Payments	24
B5.6	Changing The GFIB Payment Commencement Date For The Income Benefit Payments	24
B5.7	Effect On The Income Benefit Payment Amount If You Change The GFIB Payment Commencement Date	24
B5.8	Effect On The Income Benefit Payments If You Elect To Receive Variable Account Annuity Income Payments Prior To The GFIB Payment Commencement Date	25
B5.9	Effect On The Income Benefit Payments If You Make A Partial Withdrawal From This Policy’s Accumulation Value	25
B5.10	Effect On The Income Benefit Payments If You Surrender This Policy	25

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PART C—GENERAL POLICY		25

SECTION ONE—GENERAL PROVISIONS		25
C1.1	The Entire Contract	25
C1.2	Information You Provided To Issue This Policy	25
C1.3	Contestability Of This Policy	25
C1.4	Termination Of This Policy By NYLIAC	26
C1.5	Measuring The Dates Referred To In This Policy	26
C1.6	Proof That The Annuitant Is Living	26
C1.7	Misstatement Of Age Or Sex	26
C1.8	Assignment	26
C1.9	Prohibited Transactions By The Assignee	26
C1.10	Changing The Payee	26
C1.11	Investment Of The Assets Supporting The Funded Income Benefit	26
C1.12	Protection Against Creditors	27
C1.13	Discontinuation Of The Interest Rate Index Used To Determine The Adjusted GFIB Payments Or Income Benefit Payments	27
C1.14	Report To Owner	27
C1.15	Conformity With Law	27

SECTION TWO—OWNERSHIP RIGHTS		27
C2.1	Rights Of Ownership Of This Policy	27
C2.2	Owner And Annuitant	27
C2.3	Changing The Owner Of This Policy	28
C2.4	Effect Of An Ownership Change On The GFIB Payments	28
C2.5	Naming A Beneficiary	28
C2.6	Changing A Beneficiary	28

SECTION THREE—DEATH BENEFITS		28
C3.1	Death Benefits Payable If The Owner Dies	29
C3.2	Death Benefits Payable If The Owner Is Not An Annuitant Due To A Change Of Ownership	30
C3.3	Payment Of The Death Benefit Proceeds Before The Variable Account Annuity Commencement Date And GFIB Payment Commencement Date	31
C3.4	Spousal Continuance Of This Policy If You Die Before The Variable Account Annuity Commencement Date	31
C3.5	When No Beneficiary Survives The Owner, And The Owner Dies Prior To The Variable Account Annuity Commencement Date And/Or The GFIB Payment Commencement Date	32
C3.6	When No Beneficiary Survives The Annuitant, Prior To The Variable Account Annuity Commencement Date And/Or The GFIB Payment Commencement Date, And The Owner Is Not The Annuitant Due To A Change of Ownership	33
C3.7	When No Beneficiary Survives The Annuitant, After The Variable Account Annuity Commencement Date And/Or The GFIB Payment Commencement Date, And The Owner Is Not The Annuitant Due To A Change Of Ownership	33

SECTION FOUR—PREMIUM PAYMENT		33
C4.1	Crediting The Premium Payment	33
C4.2	Allocation Of The Premium Payment	33

SECTION FIVE—CHARGES AND DISTRIBUTIONS		34
C5.1	Fees And Charges Deducted From This Policy	34
C5.2	The GFIB Fee	34
C5.3	GFIB Cancellation Fee	34
C5.4	Other Fees and Charges Deducted From This Policy	34
C5.5	Surrendering This Policy	34
C5.6	Making A Partial Withdrawal	34
C5.7	Processing A Partial Withdrawal Or Surrender	35
C5.8	Deduction Of Surrender Charges	35
C5.9	Waiver Of Surrender Charges	35

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APPENDIX 1	36
Single Life Table	36

APPENDIX 2	37
Joint Life Income—Guaranteed Period Payment Table	37

APPENDIX 3	38
Joint Life Income—Guaranteed Period Payment Table	38

APPENDIX 4	39
Joint Life Income—Guaranteed Period Payment Table	39

RIDERS AND ENDORSEMENTS (if any)	Attached to the Policy

You may contact us at our service center address specified in the product prospectus or any alternate address we provide to submit inquiries or obtain information about your Policy. When you write to us, please include your Policy number, your full name, your current mailing address and your e-mail address.

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DEFINITIONS

These terms are capitalized when used throughout this Policy.

ACCUMULATION UNIT: An accounting unit we use to calculate the Variable Accumulation Value prior to the Variable Account Annuity Commencement Date. Each Investment Division of the Separate Account has a distinct variable Accumulation Unit value.

ACCUMULATION VALUE: The sum of the Variable Accumulation Value and the DCA Advantage Account Accumulation Value for any Valuation Period.

ADJUSTED DEATH BENEFIT PREMIUM PAYMENT: The Premium Payment reduced by any Adjusted Death Benefit Premium Payment Proportional Withdrawals.

ADJUSTED DEATH BENEFIT PREMIUM PAYMENT PROPORTIONAL WITHDRAWAL: An amount equal to the amount withdrawn from this Policy (including any amount withdrawn that may include Surrender Charges and excluding any amount withdrawn for Automatic Income Benefit Purchases and Discretionary Income Benefit Purchases), divided by this Policy’s Total Contract Amount immediately preceding the withdrawal, multiplied by the Adjusted Death Benefit Premium Payment immediately preceding the withdrawal.

ALLOCATION OPTIONS: The Investment Divisions of the Separate Account, the Asset Allocation Models, and the DCA Advantage Account.

ANNUITANT: The person(s) named on the Policy Data Page and whose life determines the Variable Account Annuity Income Payments and GFIB Payments or Income Benefit Payments, as applicable. Unless otherwise stated, the Annuitant is the Owner of this Policy.

ASSET ALLOCATION CATEGORY(IES): Investment Divisions of the Separate Account that NYLIAC has categorized into groups based on investment risk.

ASSET ALLOCATION MODEL: An Allocation Option that is a model portfolio comprised of Investment Divisions of the Separate Account. The model portfolio is constructed by New York Life Investment Management LLC (NYLIM) and based primarily on investment risk.

AUTOMATIC ASSET REBALANCING: The periodic adjustment of the Variable Accumulation Value in order to maintain the allocation percentages you select for the Investment Divisions and/or that are specified under the Asset Allocation Model you chose, if the Investment Division Restrictions are terminated.

AUTOMATIC INCOME BENEFIT PURCHASE: Periodic deductions we make from the Variable Accumulation Value used to fund the GFIB through the Funded Income Benefit by application of the Automatic Income Benefit Purchase Formula.

AUTOMATIC INCOME BENEFIT PURCHASE FORMULA: A non-discretionary mathematical formula, as shown on the Policy Data Page, applied periodically to determine if an Automatic Income Benefit Purchase is required to fund the GFIB. The Automatic Income Benefit Purchase Formula may not be changed.

BENEFICIARY: The person(s) or entity(ies) having the right to receive the death benefit set forth in this Policy and who is the “designated Beneficiary” in the application, or as subsequently changed by you, for purposes of Section 72 of the Internal Revenue Code of 1986, as amended.

BUSINESS DAY: Any day on which the New York Stock Exchange (NYSE) is open for trading. Our Business Day ends at 4:00 p.m. Eastern Standard Time or the close of regular trading on the NYSE, if earlier.

CUMULATIVE INCOME BENEFIT PURCHASES: On any Business Day, the total amount of Variable Accumulation Value used to make Automatic Income Benefit Purchases and Discretionary Income Benefit Purchases.

DISCRETIONARY INCOME BENEFIT PURCHASE: A voluntary purchase of guaranteed income amounts by the Owner. Each Discretionary Income Benefit Purchase will increase the Funded Income Benefit and decrease the Unfunded Income Benefit Base.

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DOLLAR COST AVERAGING ADVANTAGE ACCOUNT (DCA Advantage Account): An Allocation Option from which amounts are transferred to the Investment Divisions proportionally on a monthly basis. The DCA Advantage Account duration is shown on the Policy Data Page. We credit the DCA Advantage Account with a fixed interest rate.

DOLLAR COST AVERAGING ADVANTAGE ACCOUNT ACCUMULATION VALUE (DCA Advantage Account Accumulation Value): The sum of the portion of the Premium Payment allocated to the DCA Advantage Account, plus interest credited on that portion of the Premium Payment, less transfers and any Partial Withdrawals from the DCA Advantage Account, and less any Surrender Charges assessed on and deducted from the DCA Advantage Account.

ELIGIBLE PORTFOLIOS (Portfolios): The individual portfolios of a Fund that are available for investment through the Investment Divisions of the Separate Account.

FUND: Any open-end management investment company registered under the Investment Company Act of 1940 that offers Eligible Portfolios.

FUNDED INCOME BENEFIT: On any Business Day, the total guaranteed income purchased by Automatic Income Benefit Purchases and Discretionary Income Benefit Purchases, if any. The Funded Income Benefit is the portion of the GFIB that has been funded with Cumulative Income Benefit Purchases. The Funded Income Benefit is supported by assets in NYLIAC’s General Account and is not part of the Separate Account.

GENERAL ACCOUNT: Includes all of NYLIAC’s assets except those assets specifically allocated to the Separate Account. NYLIAC’s General Account assets support all of its liabilities except Separate Account liabilities. NYLIAC invests the assets of the General Account in accordance with applicable law governing the investments of insurance company General Accounts. General Account assets are subject to the claims of our general creditors.

GUARANTEED FUTURE INCOME BENEFIT (GFIB): The minimum level of lifetime income payments guaranteed as of the Policy Date by NYLIAC regardless of the performance of the Investment Divisions. The GFIB may be modified by you due to certain transactions referenced in Sections B1.3, B1.4, and B1.7.

GUARANTEED FUTURE INCOME BENEFIT CANCELLATION FEE (GFIB Cancellation Fee): This fee is a percentage of the Unfunded Income Benefit Base, as shown on the Policy Data Page, that is deducted from the Investment Divisions on a pro-rata basis.

GUARANTEED FUTURE INCOME BENEFIT FEE (GFIB Fee): The GFIB Fee is a charge that we impose for the GFIB benefit provided by this Policy. This fee is a percentage of the Unfunded Income Benefit Base and is deducted from the Variable Accumulation Value.

GUARANTEED FUTURE INCOME BENEFIT PAYMENTS (GFIB Payments): Fixed periodic guaranteed minimum income payments that NYLIAC makes to the named Payee beginning on the GFIB Payment Commencement Date and payable during the lifetime of the Annuitant.

GUARANTEED FUTURE INCOME BENEFIT PAYMENT COMMENCEMENT DATE (GFIB Payment Commencement Date): The date shown on the Policy Data Page, or as subsequently changed by you, on which the first GFIB Payment under this Policy will be made.

GUARANTEED FUTURE INCOME BENEFIT RATE (GFIB Rate): The GFIB Rate is equal to the GFIB on the Policy Date divided by the Premium Payment. After the Policy Date, this rate is used to determine the Unfunded Income Benefit. This rate will not change unless there is an elective change to the GFIB Payment Commencement Date.

INCOME BENEFIT PAYMENTS: Fixed periodic income payments that NYLIAC makes to the named Payee beginning on the GFIB Payment Commencement Date and payable during the lifetime of the Annuitant. These payments are made in lieu of GFIB Payments, only under the limited circumstances described in Section B5.1.

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INCOME BENEFIT PURCHASE RATE: The income purchase rate in effect for an Automatic Income Benefit Purchase and Discretionary Income Benefit Purchase at the time a purchase is processed. The method for determining this rate is described on the Policy Data Page.

INVESTMENT DIVISION: The variable investment options available with this Policy. Each Investment Division, which is a division of the Separate Account, invests exclusively in shares of a specified Eligible Portfolio.

LIFE CONTINGENT INCOME PAYMENT: Any income payment that requires an Annuitant to be living on a scheduled income payment date.

NON-QUALIFIED CONTRACT: A contract which is not issued under a Qualified Plan.

NYLIAC (Corporation, we, us, our): New York Life Insurance and Annuity Corporation, a Delaware Corporation and a wholly-owned subsidiary of New York Life Insurance Company.

OWNER (you, your): The person(s) or entity(ies) designated as the Owner in this Policy, or as subsequently changed. Unless otherwise stated, the Owner is the Annuitant of this Policy. If NYLIAC issues a jointly owned policy, ownership rights and privileges under this Policy must be exercised jointly.

PARTIAL WITHDRAWAL: Any portion of the Accumulation Value paid to you, at your request, in accordance with the terms of this Policy. Partial Withdrawals will reduce the GFIB Payment amount, as shown on the Policy Data Page.

PAYEE: The individual or entity designated in the application, or as subsequently changed by you, to receive Variable Account Annuity Income Payments and/or GFIB Payments or Income Benefit Payments, if applicable, or any payments made in connection with any riders attached to this Policy. The Owner of this Policy is the Payee unless you designate another Payee.

PAYMENT DATE: The Business Day on which we receive a Premium Payment at the address specified in the product prospectus to receive such payment.

POLICY ANNIVERSARY: An anniversary of the Policy Date displayed on the Policy Data Page.

POLICY DATA PAGE: Page 2 of this Policy, containing the Policy specifications.

POLICY DATE: The date this Policy is executed and from which we measure Policy Years, Policy quarters, Policy months, and Policy Anniversaries. It is shown on the Policy Data Page.

POLICY YEAR: A year starting on the Policy Date. Subsequent Policy Years begin on each Policy Anniversary unless otherwise indicated.

PREMIUM PAYMENT: Amount(s) paid to the Corporation as consideration for the benefits provided by this Policy. This payment must be made while the Owner and Annuitant are living.

PROOF OF DEATH: Evidence that death has occurred, including at least one of the following: a certified copy of a death certificate, an attending physician’s statement, a finding from a court of competent jurisdiction, confirmation of information we obtain from the Social Security Death Master File, or any other proof that we consider acceptable.

QUALIFIED CONTRACT: A contract that is issued under a Qualified Plan.

QUALIFIED PLAN: A retirement plan that receives favorable tax treatment under section 401, 403, 408 (IRAs), 408A (Roth IRAs) or 457 of the Internal Revenue Code.

REQUIRED MINIMUM DISTRIBUTION: The minimum amount that the Internal Revenue Service requires the owners of certain Qualified Contacts to withdraw each year, generally beginning no later than April 1st of the calendar year following the calendar year in which the Owner attains age 70 1⁄2.

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SEPARATE ACCOUNT: A segregated asset account of the Corporation, as identified on the Policy Data Page, established to receive and invest all or a portion of the Premium Payment made under this Policy. The Separate Account’s Investment Divisions, in turn, invest exclusively in shares of specified Eligible Portfolios.

SPOUSE: An individual with whom you have entered into a legal marriage, as recognized by federal tax law.

SURRENDER CHARGE: An amount that the Corporation charges during the Surrender Charge period, as shown under the Surrender Charge schedule on the Policy Data Page, which is assessed when you make a Partial Withdrawal from the Accumulation Value or when you surrender this Policy.

TOTAL CONTRACT AMOUNT: The sum of the Accumulation Value plus Cumulative Income Benefit Purchases, if any.

UNFUNDED INCOME BENEFIT: On any Business Day, the portion of GFIB that has yet to be funded by Automatic Income Benefit Purchases and Discretionary Income Benefit Purchases, if any, and which will be funded by NYLIAC’s General Account should there be insufficient Variable Accumulation Value to fully fund the GFIB with the Funded Income Benefit.

UNFUNDED INCOME BENEFIT BASE: The amount used to determine the Unfunded Income Benefit amount, the GFIB Fee and the GFIB Cancellation Fee.

VALUATION PERIOD: The period from the close of the immediately preceding Business Day to the close of the current Business Day.

VARIABLE ACCUMULATION VALUE: The sum of the current Accumulation Unit’s value for each of the Investment Divisions multiplied by the number of Accumulation Units held in the respective Investment Divisions.

VARIABLE ACCOUNT: The account from which the Accumulation Value is applied to provide Variable Account Annuity Income Payments. This account is comprised of the Investment Divisions and the DCA Advantage Account.

VARIABLE ACCOUNT ANNUITY COMMENCEMENT DATE: The date shown on the Policy Data Page, or as subsequently changed by you, on which the total Accumulation Value will be applied to an available Variable Account Annuity Income Payment option, and on which Variable Account Annuity Income Payments will begin.

VARIABLE ACCOUNT ANNUITY INCOME PAYMENTS: Fixed periodic income payments NYLIAC makes to the named Payee beginning on the Variable Account Annuity Commencement Date.

PART A—VARIABLE ACCOUNT

SECTION ONE—SEPARATE ACCOUNT

A1.1 The Separate Account

We have established and maintained the Separate Account under the laws of the State of Delaware. Any realized or unrealized income, net gains, and losses from the assets of the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains or losses.

The assets in the Separate Account are our property. The Separate Account assets equal the reserves and other Policy liabilities of the Separate Account. Those assets will not be chargeable with liabilities arising out of any other business we conduct. We reserve the right, when not prohibited by the laws of the state in which this Policy is issued, to transfer assets of an Investment Division, in excess of the reserves and other Policy liabilities with respect to that Investment Division, to another Investment Division or to our General Account.

A1.2 Investment Of The Separate Account Assets

The Separate Account invests its assets in shares of the Eligible Portfolios of the Fund. Fund shares are purchased, redeemed, and valued on behalf of the Separate Account. The Separate Account is divided into Investment Divisions. We reserve the right to add, remove or substitute any Investment Division of the Separate Account.

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We will apply the portion of the Premium Payment that is allocated or transferred to the Investment Divisions to purchase Accumulation Units in those Investment Divisions.

A1.3 Valuation Of The Separate Account Assets

We will determine the value of the assets in the Separate Account on each Business Day. The assets of the Separate Account will be valued at fair market value, as determined in accordance with a method of valuation that we establish in good faith. However, if the New York Stock Exchange is closed for a day other than usual weekends or holidays or the Securities and Exchange Commission restricts trading or determines that an emergency exists, it may not be practical for us to determine the investment experience of the Separate Account. In that case, we may defer transfers among the Investment Divisions and the DCA Advantage Account.

A1.4 Our Rights And The Separate Account

We reserve the right, when not prohibited by the laws of the state in which this Policy is issued, to transfer assets of the Separate Account, that we determine to be associated with the class of policies to which this Policy belongs, to another Separate Account. If we make this type of transfer, the term “Separate Account”, as used in this Policy, will then mean the Separate Account to which we transferred the assets.

We also reserve the right, when not prohibited by the laws of the state in which this Policy is issued, to:

a)	manage the Separate Account under the direction of a committee at any time;

b)	de-register the Separate Account under the Investment Company Act of 1940;

c)	combine the Separate Account with one or more other Separate Accounts; and

d)	restrict or eliminate any of the voting rights of Owners or other persons who have voting rights as to the Separate Account as permitted by law.

A1.5 Change In The Investment Objective Of A Fund

When required by law or regulation, we may change an investment objective of a Fund. We will not change the objective of a Fund unless the appropriate insurance official of the State of Delaware approved the change or it was deemed approved in accordance with such law or regulation. If required, we will file a request for approval with the insurance official of the state in which this Policy is issued.

A1.6 Determination Of The Number Of Accumulation Units

We credit to this Policy the portion of the Premium Payment allocated or transferred to a designated Investment Division of the Separate Account in the form of Accumulation Units. We determine the number of Accumulation Units credited to this Policy by dividing the amount allocated or transferred to each Investment Division by the Accumulation Unit value for that Investment Division for the Valuation Period during which we receive the Premium Payment or transfer request and all required documentation.

We deduct from this Policy that portion of each Partial Withdrawal or transfer made from a designated Investment Division of the Separate Account, Surrender Charges, Policy Service Charges, additional fees and charges (including rider charges, if applicable), Automatic Income Benefit Purchases, Discretionary Income Benefit Purchases, and the GFIB Fee in the form of Accumulation Units. We determine the number of Accumulation Units to be deducted dividing the amount withdrawn or transferred from each Investment Division by the Accumulation Unit’s value for that Investment Division for the Valuation Period.

The value of an Accumulation Unit will vary in accordance with the investment experience of the Eligible Portfolios in which the Investment Divisions invest. The number of Accumulation Units in a Policy will not, however, change as a result of any fluctuations in the value of an Accumulation Unit.

A1.7 Determination Of The Value Of An Accumulation Unit

We determine the value of an Accumulation Unit on any Business Day by multiplying the value of that unit on the immediately preceding Business Day by the net investment factor for the Valuation Period. We determine the net investment factor used to calculate the value of an Accumulation Unit in any Investment Division of the Separate Account for the Valuation Period, as described on the Policy Data Page.

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The net investment factor may be greater or less than one. Therefore, the Accumulation Unit value may increase or decrease.

The net asset value of a Fund share held in the Separate Account reflects a fee paid to an investment advisor for investment advisory services provided.

SECTION TWO—DCA ADVANTAGE ACCOUNT

A2.1 Investment Of The DCA Advantage Account Assets

The Premium Payment, or a portion thereof, allocated to the DCA Advantage Account and interest earned thereon are held in NYLIAC’s General Account.

A2.2 Valuation Of The DCA Advantage Account Assets

Under the DCA Advantage Account, we will set interest rates in advance for each date on which we may receive a Premium Payment, or a portion thereof, for allocation to the DCA Advantage Account. We credit interest on a daily basis. The rate credited will never be less than the guaranteed minimum interest rate for the DCA Advantage Account described on the Policy Data Page. The amount held with respect to the DCA Advantage Account is equal to the portion of the Premium Payment allocated to the DCA Advantage Account, plus interest credited at the rate specified for that portion of the Premium Payment, less transfers and any Partial Withdrawals from the DCA Advantage Account, and less any Surrender Charges that may have already been assessed from the DCA Advantage Account.

We will credit the Premium Payment, or a portion thereof, allocated to the DCA Advantage Account with the applicable interest rate in effect as of the Payment Date. Interest rates for any subsequent Premium Payment, or a portion thereof, allocated to the DCA Advantage Account may be different from the rate we apply to the initial Premium Payment, or a portion thereof, allocated to the DCA Advantage Account. Such subsequent Premium Payments may include rollovers, transfers from another institution, or Section 1035 exchanges.

The minimum Premium Payment amount that you may allocate to the DCA Advantage Account is shown on the Policy Data Page.

Discretionary Income Benefit Purchases may not be made from the DCA Advantage Account and, therefore, do not affect the DCA Advantage Account Accumulation Value. However, once the amount held in the DCA Advantage Account is transferred to the Investment Divisions, these funds will be available for Discretionary Income Benefit Purchases from the Variable Accumulation Value.

A2.3 Calculation Of The Minimum Guaranteed DCA Advantage Account Accumulation Value

The minimum guaranteed DCA Advantage Account Accumulation Value is based on a guaranteed interest rate credited at an annual effective rate. This guaranteed rate is shown on the Policy Data Page. This value will be no less than the minimum value required by law.

SECTION THREE—ACCUMULATION VALUE

A3.1 Calculation Of The Accumulation Value

On any day, on or before the Variable Account Annuity Commencement Date, the Accumulation Value is equal to the sum of the Variable Accumulation Value and the DCA Advantage Account Accumulation Value for any Valuation Period.

Upon request, we will tell you the amount of this Policy’s Accumulation Value.

SECTION FOUR—INVESTMENT DIVISIONS

A4.1 Investment Division Allocation Restrictions

The selection of Investment Divisions and the percentage of the Premium Payment and/or Variable Accumulation Value that you are permitted to allocate to certain Investment Divisions are restricted based on the Asset Allocation Categories while the GFIB is being funded. Each of the Asset Allocation Models, shown in the application and the product prospectus, satisfies these restrictions. These restrictions will terminate when the Funded Income Benefit equals or exceeds the GFIB or if the GFIB is cancelled.

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A4.2 Automatic Rebalancing Of The Investment Divisions

Until the Funded Income Benefit equals or exceeds the GFIB, we will periodically determine whether your current allocations to the Investment Divisions or Asset Allocation Models conform to the Investment Division restrictions, and automatically rebalance those allocations to conform to your most recent allocation instructions. The frequency of the automatic rebalance is shown on the Policy Data Page.

A4.3 Making Changes To The Investment Divisions

We may discontinue offering an Investment Division that has merged with an Investment Division not offered, or has been otherwise restricted by that Investment Division’s investment advisor. We may also make changes by adding or removing Asset Allocation Categories, re-classifying Investment Divisions from one category to another, or adding or removing Investment Divisions offered. These changes can be made at any time and may impact your Investment Division allocations. In those instances, we will promptly notify you of these changes. You must then submit a new allocation request with conforming allocation instructions. If we do not receive a new allocation request within sixty (60) days after the notification date, we will move the excess percentage amount or the full amount, into a money market fund that we make available, as necessary, due to the circumstances of the change to the Investment Divisions. At the next automatic rebalance, any amount held in the money market fund will be appropriately reallocated pro-rata in accordance with your most recent allocation instructions. If there are no other Investment Divisions available, the excess percentage will stay in the money market fund until we receive your new allocation instructions.

You will not be provided with information regarding any updates to the allocation percentages in the Asset Allocation Models, or the creation of new Asset Allocation Models. We will not reallocate your Variable Accumulation Value based on any such updates or the existence of a new Asset Allocation Model. However, your Asset Allocation Model could change due to events that may impact the Investment Divisions as noted above. You may obtain information on new or updated Asset Allocation Models by contacting your registered representative. You should consult your registered representative periodically to consider whether the Asset Allocation Model you have selected is still appropriate for you. If you wish to allocate your Variable Accumulation Value to another Asset Allocation Model, you may do so by notifying us in writing, subject to availability.

In some instances, there may be an Asset Allocation Model that is no longer available after you remove your Variable Accumulation Value from it. Any existing Variable Accumulation Value allocated to an Asset Allocation Model that is closed to new investments will remain allocated to that Asset Allocation Model, and we will continue to rebalance it until you remove your allocations from it.

A4.4 Investment Division Restrictions Effect On Partial Withdrawals

While the Investment Division restrictions are in effect, Partial Withdrawals will be made on a pro-rata basis from the Investment Divisions and/or DCA Advantage Account. You are not permitted to specify the percentage to be withdrawn from each Investment Division.

A4.5 Investment Division Restrictions Effect On Discretionary Income Benefit Purchases

While the Investment Division restrictions are in effect, any Discretionary Income Benefit Purchase made by you will be deducted from the Investment Divisions on a pro-rata basis. You are not permitted to specify the percentage to be deducted from each Investment Division.

A4.6 Termination Of The Investment Division Restrictions

The Investment Division restrictions will terminate: a) if the Funded Income Benefit equals or exceeds the GFIB prior to the GFIB Payment Commencement Date or when GFIB Payments begin, whichever occurs earlier (see Section B1.14); b) if you cancel the GFIB (see Section B4.1); or c) if the GFIB is cancelled upon your death and your Spouse continues this Policy (see Section C3.4).

If the restrictions are terminated, see Part A, Section Five for additional information about the effect on transfers.

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SECTION FIVE—TRANSFERS

A5.1 Transfers Between Investment Divisions

Transfers may be made between Investment Divisions subject to the Investment Division restrictions and certain minimum requirements, as described in Section A5.3 and on the Policy Data Page.

A5.2 DCA Advantage Account Transfers

Transfers may not be made into the DCA Advantage Account.

If all or a portion of your Premium Payment is allocated to the DCA Advantage Account, automatic transfers from this account will be made to the same Investment Divisions in the same percentages as provided by your conforming Investment Division allocation request. In addition, you may make non-automatic transfers from the DCA Advantage Account to the Investment Divisions, at any time, to the same Investment Divisions in the same percentages as provided by your conforming Investment Division allocation request. These transfers will not interrupt the automatic transfers from the DCA Advantage Account. The total amount held in the DCA Advantage Account will be completely transferred out of the DCA Advantage Account by its expiration date.

If any additional monies, as part of your Premium Payment, have been allocated to the DCA Advantage Account, then these transfers will occur in the following sequence: first from the DCA Advantage Account Accumulation Value attributed to the initial Premium Payment amount, then from the DCA Advantage Account Accumulation Value attributed to subsequent Premium Payment amounts in the order received.

A5.3 Making Transfers With Investment Division Restrictions

Due to the Investment Division restrictions under this Policy while the GFIB is being funded, requests to make individual transfers between the Investment Divisions may only be made by submitting an updated allocation request to us with conforming allocation instructions. In addition, the Automatic Asset Rebalancing option described in Section A5.4 is not available while the GFIB is being funded.

Transfers from the DCA Advantage Account will be made to the same Investment Divisions in the same percentages as provided by your conforming Investment Division allocation request.

We will not include any transfers made on an automatic basis with the DCA Advantage Account, automatic rebalancing while the GFIB is in effect, and the Automatic Asset Rebalancing option in determining the maximum number of transfers specified on the Policy Data Page. Transfers from the DCA Advantage Account on a non-automatic basis are also not included in determining the maximum number of transfers specified on the Policy Data Page.

A5.4 Making Transfers Between Investment Divisions If The Investment Division Restrictions Are Terminated

If the Investment Division restrictions are terminated, transfers will continue to be made in the same manner while the Investment Division restrictions were in effect unless you send us a request with new transfer instructions. You may send us a transfer request up to thirty (30) days before the Variable Account Annuity Commencement Date. Each transfer must be equal to or greater than the minimum transfer amount shown on the Policy Data Page. A minimum balance, as shown on the Policy Data Page, must remain in an Investment Division after you make a transfer from an Investment Division. If, after a transfer, the balance in that Investment Division falls below the minimum, we have the right to include that amount as part of the transfer. We will allocate the remaining amount in the same proportion as the transfer request.

We will not include any transfers made on an automatic basis with the DCA Advantage Account, automatic rebalancing while the GFIB is in effect, and the Automatic Asset Rebalancing option (see below) in determining the maximum number of transfers specified on the Policy Data Page. Transfers from the DCA Advantage Account on a non-automatic basis are also not included in determining the maximum number of transfers specified on the Policy Data Page.

Automatic Asset Rebalancing (AAR) Option

This option is available if the Investment Division restrictions are terminated. Under this option you may specify that a percentage of the Variable Accumulation Value be allocated to each Investment Division at a pre-set level. If you

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elect this rebalancing option, we will automatically transfer your Variable Accumulation Value between Investment Divisions so that it reflects the percentages you specify or as subsequently changed by you in accordance with your instructions. In order to elect this option, the Variable Accumulation Value must be equal to or greater than the minimum value shown on the Policy Data Page. The minimum amount that must be transferred allocate among the Investment Divisions under this option is shown on the Policy Data Page. NYLIAC reserves the right to cancel this option if the Variable Accumulation Value is less than the minimum amount required to elect this option.

You may cancel the Automatic Asset Rebalancing option at any time by making a written request.

A5.5 Transfers From The DCA Advantage Account To The Investment Divisions If The Investment Division Restrictions Are Removed

If the Investment Division restrictions are removed, and there is Accumulation Value in the DCA Advantage Account at that time, transfers will continue to be made in the same manner used while the Investment Division restrictions were in effect unless you send us a request with new transfer instructions before the expiration of the DCA Advantage Account. At the time you submit new transfer instructions, or as subsequently changed by you before the expiration date, you must tell us into which Investment Division(s) you want the DCA Advantage Account Accumulation Value transferred. We will automatically transfer amounts from your DCA Advantage Account into the Investment Division(s) in proportional periodic amounts in accordance with your instructions. You may also make non-automatic transfers from the DCA Advantage Account to the Investment Divisions at any time. These transfers will not interrupt the automatic transfers from the DCA Advantage Account.

The total amount held in the DCA Advantage Account will be completely transferred out of the DCA Advantage Account by its expiration date.

A5.6 Transfer Limits If The Investment Division Restrictions Are Removed

Transfers are subject to the limitations referenced in this section (Part A, Section Five) and on the Policy Data Page.

We reserve the right to apply a charge as shown on the Policy Data Page. Any transfer made in connection with the Automatic Asset Rebalancing option, DCA Advantage Account, or Discretionary Income Benefit Purchases will not be counted for purposes of determining the maximum number of transfers that can be made free of charge in a Policy Year.

Your right to make transfers under this Policy is subject to modification if the exercise of that right will disadvantage or potentially hurt the rights or interests of other policy owners, as determined in accordance with standards set by the underlying fund managers. We may apply such restrictions in any manner reasonably designed to prevent any use of the transfer right that we consider to be to the actual or potential disadvantage of other policy owners. In addition, NYLIAC may restrict your ability to make transfers such as limiting the method by which requests for transfers, either into or out of the Investment Divisions, are made. This includes suspending your ability to make requests for transfers by telephone and/or electronically.

SECTION SIX –VARIABLE ACCOUNT ANNUITY INCOME PAYMENTS

A6.1 Commencement Of Variable Account Annuity Income Payments

Variable Account Annuity Income Payments are scheduled to begin on the Variable Account Annuity Commencement Date shown on the Policy Data Page or as subsequently changed by you, provided this Policy is in force on that date and there is sufficient Variable Accumulation Value to apply to the Variable Account Annuity Income Payment rate in effect on the Variable Account Annuity Commencement Date. We will make Variable Account Annuity Income Payments to the Payee each month. However, once Variable Account Annuity Income Payments begin, you may not change the Variable Account Annuity Income Payment option.

If the Variable Accumulation Value is an amount that would provide Variable Account Annuity Income Payments of less than $20 a month on the Variable Account Annuity Commencement Date, we will pay you the Variable Accumulation Value in a single sum.

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A6.2 Changing The Variable Account Annuity Commencement Date

If we agree, the Variable Account Annuity Commencement Date, shown on the Policy Data Page, may be changed to an earlier date, not before the first Policy Anniversary, or deferred to a later date. If you wish to change the date, you must notify us in writing at least one (1) month before the Variable Account Annuity Commencement Date.

A6.3 Determination Of The Variable Account Annuity Income Payment Amounts

We will determine the amount of each monthly payment on the Variable Account Annuity Commencement Date. We do this by applying the Variable Accumulation Value, less any state premium tax that may be payable to the Variable Account Annuity Income Payment rate in effect on the Variable Account Annuity Commencement Date. Variable Account Annuity Income Payment rates are based on the adjusted age and sex of the Annuitant(s). To find the adjusted age in the year the first payment is due, we first set the Annuitant’s age to be the lesser of age 95 or his or her age at the time of the first payment, and then adjust it according to the following table:

AGE ADJUSTMENT FOR YEAR INCOME PAYMENTS COMMENCE

2015-2019	2020-2028	2029-2038	2039& later
0	-1	-2	-3

The amount of each monthly Variable Account Annuity Income Payment will not be less than an amount based on the corresponding rate shown in the applicable Life Income—Cash Refund Payment Table provided in the Appendices. These minimum amounts are life income amounts based on the Mortality Table and interest rate as stated on the policy data page.

Upon request, we will provide you with a written statement of the minimum amount of each monthly Variable Account Annuity Income Payment required under this provision.

Variable Account Annuity Income Payments will not be less than those that we would provide to the same class of Annuitants if the Variable Accumulation Value, less any applicable Surrender Charges, was used to purchase any single premium immediate annuity offered by NYLIAC on the Variable Account Annuity Commencement Date.

A6.4 Variable Account Annuity Income Payments Under The Life Income—Cash Refund Payment Method

We may require proof of the Annuitant’s birth date before Variable Account Annuity Income Payments begin. If you, and the Annuitant if you are not the Annuitant, are alive, and this Policy is in force on the Variable Account Annuity Commencement Date, we will make Variable Account Annuity Income Payments under the Life Income—Cash Refund Payment method.

We will make equal payments to the Payee each month during the lifetime of the Annuitant. Once Variable Account Annuity Income Payments start, they do not change. If the Annuitant, or, if applicable, the last surviving Annuitant, dies before the sum of the Variable Account Annuity Income Payments received equals the Variable Accumulation Value amount applied to determine the payments, the difference will be paid to the Beneficiary(ies) in a single sum.

If the Annuitant (or the last surviving Annuitant) dies after the sum of the Variable Account Annuity Income Payments received equals or exceeds the Variable Accumulation Value amount applied to determine the payments, no amount is payable to the Beneficiary(ies).

We may require proof of the Annuitant’s survival as a condition for Variable Account Annuity Income Payments.

PART B—GUARANTEED FUTURE INCOME BENEFIT (GFIB)

SECTION ONE—GUARANTEED FUTURE INCOME BENEFIT PAYMENTS (GFIB PAYMENTS)

B1.1 The Guaranteed Future Income Benefit

The GFIB is a minimum level of guaranteed lifetime income payments, in the amount shown on the Policy Data Page, that is determined on the Policy Date and payable on the GFIB Payment Commencement Date. The GFIB will not be affected by the performance of the underlying Investment Divisions of the Separate Account.

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B1.2 Determination Of The GFIB

The GFIB is determined on the Policy Date, and is based on the Premium Payment amount and the attained age of the Annuitant on the Policy Date. The age of the Annuitant is the age as of the Policy Date. We count 1/12 of a year for each full month from the Annuitant’s last birthday to the Policy Date. The GFIB is also based on the sex of the Annuitant, and the length of time from the Policy Date to the GFIB Payment Commencement Date. The GFIB is funded through the Funded Income Benefit.

B1.3 The Funded Income Benefit

This Policy’s Funded Income Benefit is used to fund the GFIB. The Funded Income Benefit amount, at any point in time, represents that portion of the GFIB that is funded. The Funded Income Benefit is purchased with Automatic Income Benefit Purchases which are provided by amounts deducted from the Variable Accumulation Value and determined by the Automatic Income Benefit Purchase Formula.

The Funded Income Benefit may also be purchased with Discretionary Income Benefit Purchases in addition to Automatic Income Benefit Purchases. Discretionary Income Benefit Purchases are optional and not required to fund the GFIB. Discretionary Income Benefit Purchases are provided by amounts deducted from the Variable Accumulation Value. Discretionary Income Benefit Purchases will only be processed if, at the time of the purchase, the Variable Accumulation Value is greater than the Unfunded Income Benefit divided by the Income Purchase Rate in effect at the time of the purchase.

Each income benefit purchase, whether it is an Automatic Income Benefit Purchase or a Discretionary Income Benefit Purchase, increases the Funded Income Benefit and increases the portion of the GFIB that is funded and at the same time decreases the Unfunded Income Benefit. The GFIB is fully funded when the Funded Income Benefit equals or exceeds the GFIB.

Any Discretionary Income Benefit Purchases made after the Funded Income Benefit equals or exceeds the GFIB, and prior to the GFIB Payment Commencement Date, will provide income amounts in addition to the GFIB amount. The GFIB Payment amount will include those additional income amounts when the GFIB Payments begin on the GFIB Payment Commencement Date.

B1.4 The Unfunded Income Benefit

The Unfunded Income Benefit, at any point in time, represents that portion of the GFIB that is not yet funded. Should this Policy’s Variable Accumulation Value be insufficient to make income purchases to fully fund the GFIB, the Unfunded Income Benefit portion of the GFIB will be funded by NYLIAC’s General Account.

The Unfunded Income Benefit is determined using the Unfunded Income Benefit Base and the GFIB Rate, as described on the Policy Data Page. As the Unfunded Income Benefit Base is reduced, the Unfunded Income Benefit is reduced. NYLIAC will charge a fee (GFIB Fee) based on the Unfunded Income Benefit Base, as described in Sections C5.1 and C5.2 and on the Policy Data Page.

The Unfunded Income Benefit will be reduced over time as the Funded Income Benefit increases.

The Unfunded Income Benefit is also reduced when the Unfunded Income Benefit Base is reduced as a result of a withdrawal of the Variable Accumulation Value, as described on the Policy Data Page. A reduction of the Unfunded Income Benefit Base due to a withdrawal will also reduce the GFIB Payment amount, as described on the Policy Data Page.

If the GFIB Rate changes due to a change to the GFIB Payment Commencement Date, both the Funded Income Benefit and Unfunded Income Benefit may change in proportion to the change in the GFIB Payment.

B1.5 Cancellation Of The Funded Income Benefit

You may not cancel the Funded Income Benefit, if any. However, if the GFIB is cancelled, the Funded Income Benefit will be used to make Income Benefit Payments beginning on the GFIB Payment Commencement Date as described in Part B, Section Five.

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B1.6 Commencement Of GFIB Payments

If the Annuitant is living, we will make GFIB Payments, to the designated Payee, beginning on the GFIB Payment Commencement Date shown on the Policy Data Page, or as subsequently changed by you. Once the GFIB Payments begin, these payments will continue for the lifetime of the Annuitant.

GFIB Payments that start prior to the Variable Account Annuity Commencement Date, as shown on the Policy Data Page, will be treated as a partial annuitization for income tax purposes. Please consult your tax advisor.

GFIB Payments will be made in the amount shown on the Policy Data Page, or as changed according to Section B1.7 below.

B1.7 Transactions That May Affect The GFIB Payment Amount

The GFIB Payment amount will be affected by the occurrence of any one of the following transactions:

a)	A Partial Withdrawal (see Section B1.12); or

b)	Surrender of the Policy (see Section B1.13); or

c)	Discretionary Income Benefit Purchases after the GFIB is fully funded (see Section B3.7); or

d)	Changing the GFIB Payment Commencement Date (see Section B1.9 ); or

e)	Beginning Variable Account Annuity Income Payments prior to the GFIB Payment Commencement Date (see Section B1.11); or

f)	Cancellation of the required final Automatic Income Benefit Purchase. (see Section B2.8); or

g)	Cancellation of the GFIB (see Section B4.2).

B1.8 Advancement Of Monthly GFIB Payments

If you are receiving scheduled monthly GFIB Payments, you have the option to receive eight (8) GFIB Payments in a lump sum. If you exercise this option, you will receive a lump sum payment in an amount equal in value to your next scheduled monthly payment plus your next seven (7) scheduled monthly payments. Regularly scheduled monthly payments will resume in the month following the month in which the eighth payment was scheduled to be made.

If Variable Account Annuity Income Payments are concurrently being made or are scheduled to begin during the time you are receiving advanced GFIB Payments, then the payable monthly Variable Account Annuity Income Payments will also be advanced in the same manner as the GFIB Payments and will be included in a lump sum payment amount with the advanced GFIB Payments. If the Annuitant dies before scheduled GFIB Payments and, if applicable, Variable Account Annuity Income Payments resume, any advanced Life Contingent Income Payments that would not have been paid after the death of the Annuitant must be returned. Any unreturned amount, prior to the payment of any death benefit, will be deducted from the death benefit, if any. This limitation will be administered in a non-discriminatory manner and will not result in unfair discrimination.

Advanced GFIB Payments and Variable Account Annuity Income Payments will be reported as fully taxable. This option may only be exercised three (3) times while the Annuitant is living, and must be made through a notice you sign with the information that we need. Scheduled monthly GFIB Payments must resume before this option may be exercised again. This option is not available if you are under the age 59 1⁄2 or if the Policy is issued as a Qualified Contract.

B1.9 Changing The GFIB Payment Commencement Date

While this Policy is in force, you may change the GFIB Payment Commencement Date shown on the Policy Data Page. An Interest Rate Change Adjustment, as described on the Policy Data Page, will be applied.

You may accelerate or defer the GFIB Payment Commencement Date one (1) time, while the Annuitant is living, subject to the conditions shown on the Policy Data Page. To accelerate the GFIB Payment Commencement Date, you must notify us in writing at least sixty (60) days prior to the new GFIB Payment Commencement Date. To defer the GFIB Payment Commencement Date, you must notify us in writing at least sixty (60) days prior to the original GFIB Payment Commencement Date shown on the Policy Data Page. The change will take effect as of the date we receive your signed notice that gives us the information that we need.

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B1.10 Effect On The GFIB Payment Amount If You Change The GFIB Payment Commencement Date

A change to the GFIB Payment Commencement Date will result in a change to the GFIB Payment amount. An Interest Rate Change Adjustment, as described on the Policy Data Page, will be applied when determining the adjusted GFIB Payment amount.

Accelerating the GFIB Payment Commencement Date will likely result in a decrease to the GFIB Payment amount, while deferring the GFIB Payment Commencement Date to a later date will likely result in an increase in the GFIB Payment amount. The Funded Income Benefit will change in proportion to the change in the GFIB Payment. The GFIB Payment amount will be adjusted on an actuarially equivalent basis. The adjusted GFIB Payment amount will be determined based on the mortality table and an index-based interest rate shown on the Policy Data Page. Additional conditions may apply as described in Subsections (a) and (b) below.

(a)	Accelerations of five (5) years or less (Qualified and Non-Qualified Contracts): GFIB Payments adjusted as a result of an acceleration of the GFIB Commencement Date of five (5) years or less may be increased, consistent with IRS required minimum distribution rules. Any increase will be applied to both Qualified and Non-Qualified Contracts.

(b)	Acceleration of more than five (5) years (Qualified Contracts only, other than Roth IRAs): Acceleration of the GFIB Payment Commencement Date on Qualified Contracts, other than Roth IRAs, is subject to applicable IRS restrictions. If a change to the GFIB Payment Commencement Date results in an adjusted GFIB Payment amount that violates IRS restrictions, we will inform you to either withdraw or change your request to an allowable GFIB Payment Commencement Date, if an allowable date is available.

Should you exercise your right to change the GFIB Payment Commencement Date, we will notify you in writing of your new GFIB Payment amount and new GFIB Payment Commencement Date.

B1.11 Effect On The GFIB Payment Amount If You Begin Receiving Variable Account Annuity Income Payments Prior To The GFIB Payment Commencement Date

If you elect to receive Variable Account Annuity Income Payments prior to the GFIB Payment Commencement Date, GFIB Payments may or may not be available depending on the following:

If you apply the total Variable Accumulation Value to receive Variable Account Annuity Income Payments and there is no Funded Income Benefit at the time you make this transaction, then no GFIB Payments will be made. If there is a Funded Income Benefit, and it is less than the GFIB, we will cancel the GFIB and provide Income Benefit Payments based on the Funded Income Benefit amount determined as of the date you apply the total Variable Accumulation Value to the Variable Account Annuity Income Payments. We will make Income Benefit Payments beginning on the GFIB Payment Commencement Date.

Unless the Funded Income Benefit equals or exceeds the GFIB, applying a portion of the Variable Accumulation Value to receive Variable Account Annuity Income Payments prior to the GFIB Payment Commencement Date, will reduce the current Unfunded Income Benefit Base amount proportionally to the reduction incurred in the Variable Accumulation Value. The reduced Unfunded Income Benefit Base amount will be determined on the date that the Variable Accumulation Value is applied to receive Variable Account Annuity Income Payments, and will result in a reduced GFIB Payment amount, as described in the formula on the Policy Data Page.

If the Funded Income Benefit equals or exceeds the GFIB, applying all or a portion of the Variable Accumulation Value to receive Variable Account Annuity Income Payments will not affect the GFIB Payment amount.

B1.12 Effect On The GFIB Payments If You Make A Partial Withdrawal From This Policy’s Accumulation Value

Unless the Funded Income Benefit equals or exceeds the GFIB, a Partial Withdrawal of the Accumulation Value prior to the GFIB Payment Commencement Date will reduce the current Unfunded Income Benefit Base amount proportionally to the amount of the withdrawal. The reduced Unfunded Income Benefit Base amount will be determined on the date of the Partial Withdrawal and will result in a reduced GFIB Payment amount, as described in the formula on the Policy Data Page.

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A Partial Withdrawal after the GFIB Payment Commencement Date will not affect the GFIB Payments.

B1.13 Effect On The GFIB Payments If You Surrender This Policy

If you surrender this Policy prior to the GFIB Payment Commencement Date and there is no Funded Income Benefit on the date of surrender, no GFIB Payments will be made. If the Funded Income Benefit equals or exceeds the GFIB, we will make GFIB Payments beginning on the GFIB Payment Commencement Date. GFIB Payments will be made in an amount that is at least equal to the amount shown on the Policy Data Page, provided you have not changed the GFIB Payment Commencement Date or made a Partial Withdrawal.

If the Funded Income Benefit is less than the GFIB on the date of surrender, we will cancel the GFIB and make Income Benefit Payments in lieu of GFIB Payments. The Income Benefit Payments will be equal to the income amount provided by the Funded Income Benefit determined as of the date of surrender. We will make Income Benefit Payments beginning on the GFIB Payment Commencement Date. See Section B5.2.

If you surrender this Policy after the GFIB Payment Commencement Date, there is no affect on the GFIB Payments.

B1.14 When The Funded Income Benefit Equals Or Exceeds The GFIB

Once the Funded Income Benefit equals or exceeds the GFIB, the following will occur:

a)	The GFIB Fee will terminate;

b)	The Investment Division restrictions will terminate;

c)	Automatic rebalancing (see Section A4.2) will cease;

d)	The Automatic Asset Rebalancing option will be available; and

e)	Any additional Discretionary Income Benefit Purchases will increase the GFIB Payment amount.

SECTION TWO—AUTOMATIC INCOME BENEFIT PURCHASES

B2.1 The Purpose Of Automatic Income Benefit Purchases

Automatic Income Benefit Purchases are determined by the Automatic Income Benefit Purchase Formula described on the Policy Data Page, and are used to fund the GFIB, that is guaranteed at issue. Each Automatic Income Benefit Purchase made will increase the Funded Income Benefit amount and decrease the Unfunded Income Benefit. Any amounts deducted from the Variable Accumulation Value for Automatic Income Benefit Purchases will no longer be invested in the Investment Divisions and will not be returned to the Investment Divisions. Automatic Income Benefit Purchases will be deducted from this Policy’s Variable Accumulation Value in the form of Accumulation Units.

Each Automatic Income Benefit Purchase amount cannot exceed a maximum percentage of the Accumulation Value. This percentage is shown on the Policy Data Page. This limit does not apply to the final Automatic Income Benefit Purchase processed prior to the GFIB Payment Commencement Date.

Generally, more of your Variable Accumulation Value will be used to fund your GFIB Payments in unfavorable market conditions, including low interest rate environments, or if you are closer to the GFIB Payment Commencement Date, and less of your Variable Accumulation Value will be used to fund your GFIB Payments in favorable market conditions, including high interest rate environments, or if you are farther away from the GFIB Payment Commencement Date. The Automatic Income Benefit Purchase Formula cannot be changed after the Policy is issued.

B2.2 Factors Considered By The Automatic Income Benefit Purchase Formula

The Automatic Income Benefit Purchase Formula considers various factors to determine the necessity of an Automatic Income Benefit Purchase, such as: the performance of the Investment Divisions selected; the Income Benefit Purchase Rates in effect on the date of the Automatic Income Benefit Purchase; the Annuitant’s attained age on the date of the Automatic Income Benefit Purchase; and the length of time from the Automatic Income Benefit Purchase date to the GFIB Payment Commencement Date.

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B2.3 The Purpose Of The Automatic Income Benefit Purchase Formula

The Automatic Income Benefit Purchase Formula is a non-discretionary mathematical formula applied periodically to determine whether an Automatic Income Benefit Purchase is required and, if so, the amount of the purchase. The Automatic Income Benefit Purchase Formula will never change.

Through this calculation, NYLIAC is able to manage and spread out the risk that the Variable Accumulation Value will be depleted before the GFIB is fully funded due to poor performance of the selected Investment Divisions and/or low Income Benefit Purchase Rates.

B2.4 Determining The Amount Of Income Purchased By An Automatic Income Benefit Purchase

The amount of income purchased by an Automatic Income Benefit Purchase is based on the Income Benefit Purchase Rates in effect when each Automatic Income Benefit Purchase is made, the date of each Automatic Income Benefit Purchase, the amount of each Automatic Income Benefit Purchase, and the attained age of the Annuitant on the date of each Automatic Income Benefit Purchase. The Income Benefit Purchase Rates are determined as shown under the Funded Income Benefit section of the Policy Data Page. The Income Benefit Purchase Rate will not be less than the Income Benefit Purchase Rate described on the Policy Data Page. The attained age of the Annuitant is determined by counting 1/12 of a year for each full month from the Annuitant’s last birthday to the date of each Automatic Income Benefit Purchase. The amount of income purchased is also based on the sex of the Annuitant, the Policy Date and the GFIB Payment Commencement Date.

B2.5 Acknowledgement Of An Automatic Income Benefit Purchase

We will provide you with a written confirmation statement after each Automatic Income Benefit Purchase stating the amount of the purchase and the new Funded Income Benefit amount. Please examine this confirmation carefully.

B2.6 Effect Of An Automatic Income Benefit Purchase On The Variable Accumulation Value

Any Automatic Income Benefit Purchase will reduce the Variable Accumulation Value by the amount of the purchase and will be withdrawn from the Investment Divisions on a pro-rata basis, in the form of Accumulation Units.

B2.7 Effect Of Automatic Income Benefit Purchases On The DCA Advantage Account Accumulation Value

Automatic Income Benefit Purchases are not made from the DCA Advantage Account and, therefore, do not affect the DCA Advantage Account Accumulation Value. However, once an amount held in the DCA Advantage Account is transferred to the Investment Divisions, it will be available for Automatic Income Benefit Purchases from the Variable Accumulation Value.

B2.8 Cancellation Of The Final Automatic Income Benefit Purchase

If the Automatic Income Benefit Purchase Formula determines that a final Automatic Income Benefit Purchase is required to fully fund the GFIB, and you cancel the final purchase, as described on the Policy Data Page, you will receive a reduced GFIB Payment amount based on the Funded Income Benefit amount available on the GFIB Payment Commencement Date. Cancelling the final Automatic Income Benefit Purchase does not prevent you from making a final Discretionary Income Benefit Purchase.

B2.9 Effect Of Discretionary Income Benefit Purchases On Automatic Income Benefit Purchases

Prior to the GFIB being fully funded, each Discretionary Income Benefit Purchase will increase the Funded Income Benefit which may result in fewer Automatic Income Benefit Purchases, and/or a lower quarterly and/or final Automatic Income Benefit Purchase amount.

SECTION THREE—DISCRETIONARY INCOME BENEFIT PURCHASES

B3.1 Discretionary Income Benefit Purchases

A Discretionary Income Benefit Purchase is a voluntary purchase of guaranteed income amounts that will increase the Funded Income Benefit and decrease the Unfunded Income Benefit Base.

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B3.2 Making A Discretionary Income Benefit Purchase

Subject to the limitations specified on the Policy Data Page and in this Section, you can request a Discretionary Income Benefit Purchase at any time prior to the GFIB Payment Commencement Date. Any limitation will be administered in a non-discriminatory manner. Discretionary Income Benefit Purchases will not change the GFIB Payment Commencement Date or the GFIB Payment option.

A Discretionary Income Benefit Purchase request must be made in writing or by any other method we make available. Each Discretionary Income Benefit Purchase is made with a deduction of a portion of the Variable Accumulation Value, in the form of Accumulation Units, from the Investment Divisions and must be for an amount not less than that shown on the Policy Data Page.

While the Investment Division restrictions are in effect, each Discretionary Income Benefit Purchase will be deducted from the Investment Divisions on a pro-rata basis. If the Investment Division restrictions have terminated, you may specify the percentage or dollar amount to be deducted from each Investment Division. If you do not specify a percentage, NYLIAC will deduct the specified amount from the Investment Divisions on a pro-rata basis. We will not apply a Surrender Charge to amounts deducted for a Discretionary Income Benefit Purchase.

A Discretionary Income Benefit Purchase will only be processed if, at the time of the purchase, the Variable Accumulation Value is greater than the Unfunded Income Benefit divided by the Income Benefit Purchase Rate in effect at the time of the purchase.

You cannot make deductions from the DCA Advantage Account for Discretionary Income Benefit Purchases.

For any Policy issued as a Qualified Contract, Discretionary Income Benefit Purchases may be subject to IRS restrictions. If a Discretionary Income Benefit Purchase would result in an amount of purchased income that violates applicable IRS restrictions, we will inform you to either withdraw your request or change your request to an amount that will comply with IRS required minimum distribution rules.

B3.3 Determining The Amount Of Income Purchased By A Discretionary Income Benefit Purchase

The amount of income purchased by a Discretionary Income Benefit Purchase is based on the Income Benefit Purchase Rates in effect when you make a Discretionary Income Benefit Purchase, the date of each Discretionary Income Benefit Purchase, the Discretionary Income Benefit Purchase amount, and the attained age of the Annuitant on the date of each Discretionary Income Benefit Purchase. The Income Benefit Purchase Rates are determined as shown under the Funded Income Benefit section of the Policy Data Page. The Income Benefit Purchase Rate will not be less than the Income Benefit Purchase Rate described on the Policy Data Page. The attained age of the Annuitant is determined by counting 1/12 of a year for each full month from the Annuitant’s last birthday to the date of each Discretionary Income Benefit Purchase. The amount of income purchased is also based on the sex of the Annuitant, the Policy Date and the GFIB Payment Commencement Date.

Each Discretionary Income Benefit Purchase made will increase the Funded Income Benefit amount in accordance with the factors described in this section.

B3.4 Acknowledgement Of A Discretionary Income Benefit Purchase

Upon receipt of a request for a Discretionary Income Benefit Purchase, we will provide you with a written confirmation stating the amount of the Discretionary Income Benefit Purchase, the new Funded Income Benefit amount and, if the GFIB is fully funded, the new GFIB Payment amount. Please examine this confirmation carefully.

B3.5 Cancelling A Discretionary Income Benefit Purchase

Within ten (10) days after you receive the written confirmation of a Discretionary Income Benefit Purchase, you may cancel the Discretionary Income Benefit Purchase by returning the confirmation to us with a request to cancel the purchase. On the Business Day we receive your cancellation request, the Discretionary Income Benefit Purchase amount will be returned to the Investment Divisions. The amount returned will be equal in dollar value to the amount withdrawn from the Investment Divisions by the Discretionary Income Benefit Purchase, but may not be equal in the number of Accumulation Units. This may result in either an increase or a decrease to the number of Accumulation Units.

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B3.6 Non-Cancellation Of A Discretionary Income Benefit Purchase

If a Discretionary Income Benefit Purchase has not been cancelled within ten (10) days after you receive written confirmation of the purchase, a Discretionary Income Benefit Purchase will be deemed final. Once final, the amount of the purchase cannot be returned to the Investment Divisions.

B3.7 Discretionary Income Benefit Purchase Affect On The GFIB Payment Amount After The GFIB Is Fully Funded

Any Discretionary Income Benefit Purchases made after the Funded Income Benefit equals or exceeds the GFIB, and prior to the GFIB Payment Commencement Date, will provide income amounts in addition to the GFIB amount. The GFIB Payment amount will include those additional income amounts when the GFIB Payments begin on the GFIB Payment Commencement Date.

B3.8 Discretionary Income Benefit Purchase Affect On The Policy’s Variable Accumulation Value

Any Discretionary Income Benefit Purchase will reduce the Variable Accumulation Value by the amount withdrawn from the Investment Divisions to make the purchase.

B3.9 Discretionary Income Benefit Purchase Affect On The Policy’s DCA Advantage Account Accumulation Value

Discretionary Income Benefit Purchases may not be made from the DCA Advantage Account and, therefore, do not affect the DCA Advantage Account Accumulation Value. However, once the amount held in the DCA Advantage Account is transferred to the Investment Divisions, these funds will be available for Discretionary Income Benefit Purchases from the Variable Accumulation Value.

SECTION FOUR—CANCELLATION OF THE GFIB

B4.1 Cancellation Of The GFIB After The Right To Return Policy Period

You may make a request to cancel the GFIB at any time. However, if you cancel it after the Right to Return Policy period described in the Right to Return Policy provision on the front cover of the Policy, we will assess a GFIB Cancellation Fee, as described in Section C5.3. The cancellation will be effective on the date we receive your cancellation request. Upon cancellation, the Investment Division restrictions and GFIB Fee will terminate.

B4.2 Effect Of Cancellation On The GFIB Payments

If either you or NYLIAC cancels the GFIB, we will pay Income Benefit Payments based on the Funded Income Benefit amount, if any, determined at the time of cancellation.

Following cancellation of the GFIB, you may continue to make Discretionary Income Benefit Purchases. The income purchased by each Discretionary Income Benefit Purchase will be added to the Funded Income Benefit amount, if any, determined at the time of the GFIB cancellation.

SECTION FIVE—INCOME BENEFIT PAYMENTS

B5.1 Applicability Of Income Benefit Payments

Income Benefit Payments are fixed periodic income payments that NYLIAC makes to the Payee in lieu of GFIB Payments only if: a) the GFIB is cancelled; and b) Automatic Income Benefit Purchases and/or, if applicable, Discretionary Income Benefit Purchases have been made and not cancelled.

B5.2 Determination Of The Income Benefit Payments

The Income Benefit Payment amount will be based on the Funded Income Benefit amount as of the GFIB Payment Commencement Date. The Funded Income Benefit consists of the income purchased by each Automatic Income Benefit Purchase, if any, made prior to cancellation of the GFIB, and any Discretionary Income Benefit Purchase made prior to and following cancellation of the GFIB.

B5.3 Modification Of The Income Benefit Payment Amount

The Income Benefit Payment amount is subject to modification as a result of additional Discretionary Income Benefit Purchases as described in Section B3.3. The Income Benefit Payment amount is also subject to modification if you change the GFIB Payment Commencement Date as described in Section B5.6.

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B5.4 Commencement Of The Income Benefit Payments

If the Annuitant is living, we will make Income Benefit Payments, to the designated Payee, beginning on the GFIB Payment Commencement Date shown on the Policy Data Page, or as subsequently changed by you. Once the Income Benefit Payments begin, these payments will continue for the lifetime of the Annuitant.

Income Benefit Payments that start prior to the Variable Account Annuity Commencement Date, shown on the Policy Data Page, will be treated as a partial annuitization for income tax purposes. Please consult your tax advisor.

Income Benefit Payments will be made in the amount shown on the last written confirmation statement received immediately prior to the GFIB Payment Commencement Date.

B5.5 Advancement Of The Monthly Income Benefit Payments

If you are receiving scheduled monthly Income Benefit Payments, you have the option to receive eight (8) Income Benefit Payments in a lump sum in the same manner as described in Section B1.8.

B5.6 Changing The GFIB Payment Commencement Date For The Income Benefit Payments

While this Policy is in force, you may change the GFIB Payment Commencement Date, shown on the Policy Data Page, even if the GFIB is cancelled.

Prior to any income purchases (both Automatic Income Benefit Purchases and, if applicable, Discretionary Income Benefit Purchases that are not cancelled and returned to the Investment Divisions, pursuant to Section B3.5), you may accelerate or defer the GFIB Payment Commencement Date any number of times while the Annuitant is living. If you wish to change the date, you must notify us in writing at least one (1) month before making a Discretionary Income Benefit Purchase request.

After the first Automatic Income Benefit Purchase or, if applicable, first Discretionary Income Benefit Purchase that is not cancelled and returned to the Investment Divisions, you may accelerate or defer the GFIB Payment Commencement Date only one (1) time, while the Annuitant is living, subject to the conditions shown on the Policy Data Page. To accelerate the GFIB Payment Commencement Date, you must notify us in writing at least sixty (60) days prior to the new GFIB Payment Commencement Date. To defer the GFIB Payment Commencement Date, you must notify us in writing at least sixty (60) days prior to the original GFIB Payment Commencement Date shown on the Policy Data Page. The change will take effect as of the date we receive your signed notice that gives us the information that we need.

B5.7 Effect On The Income Benefit Payment Amount If You Change The GFIB Payment Commencement Date

After the first Automatic Income Benefit Purchase or, if applicable, the first Discretionary Income Benefit Purchase that is not cancelled and returned to the Investment Divisions, a change to the GFIB Payment Commencement Date will result in a change to the Income Benefit Payment. An interest rate change adjustment, as shown on the Policy Data Page, will be applied when determining the adjusted Income Benefit Payment amount.

Accelerating the GFIB Payment Commencement Date will likely result in a decrease to the Income Benefit Payment amount, while deferring the GFIB Payment Commencement Date to a later date will likely result in an increase in the Income Benefit Payment amount. The Funded Income Benefit will change in proportion to the change in the Income Benefit Payment. The Income Benefit Payment amount will be adjusted on an actuarially equivalent basis. The adjusted Income Benefit Payment amount will be determined based on the mortality table and an index-based interest rate shown on the Policy Data Page. Additional conditions may apply as described in Subsections (a) and (b) below.

(a)	Accelerations of five (5) years or less (Qualified and Non-Qualified Contracts): Income Benefit Payments adjusted as a result of an acceleration of the GFIB Commencement Date of five (5) years or less may be increased, consistent with IRS required minimum distribution rules. Any increase will be applied to both Qualified and Non-Qualified Contracts.

(b)	Acceleration of more than five (5) years (Qualified Contracts only, other than Roth IRAs): Acceleration of the GFIB Payment Commencement Date on Qualified Contracts, other than Roth IRAs, is subject to applicable IRS restrictions. If a change to the GFIB Payment Commencement Date results in an adjusted Income Benefit Payment amount that violates IRS restrictions, we will inform you to either withdraw or change your request to an allowable GFIB Payment Commencement Date, if an allowable date is available.

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Should you exercise your right to change the GFIB Payment Commencement Date, we will notify you in writing of your new Income Benefit Payment amount and new GFIB Payment Commencement Date.

Upon request we will provide you with the replacement ratio to evaluate the change to the Income Benefit Payments. The replacement ratio is the value of Income Benefit Payments after they are changed as a percent of their value before they were changed.

B5.8 Effect On The Income Benefit Payments If You Elect To Receive Variable Account Annuity Income Payments Prior To The GFIB Payment Commencement Date

If you elect to receive Variable Account Annuity Income Payments prior to the GFIB Payment Commencement Date, Income Benefit Payments may or may not be available depending on the following:

(A)	If you apply a portion of the Variable Accumulation Value to receive Variable Account Annuity Income Payments, you may make Discretionary Income Benefit Purchases, provided this Policy has sufficient Variable Accumulation Value. The Funded Income Benefit amount as of the GFIB Payment Commencement Date will provide Income Benefit Payments beginning on the GFIB Payment Commencement Date.

(B)	If you apply the entire Variable Accumulation Value to receive Variable Account Annuity Income Payments and there is a Funded Income Benefit at the time you make this transaction, we will make Income Benefit Payments beginning on the GFIB Payment Commencement Date based on the Funded Income Benefit amount, as determined on the Variable Account Annuity Commencement Date. If there is no Funded Income Benefit at the time you make this transaction, no Income Benefit Payments will be made.

B5.9 Effect On The Income Benefit Payments If You Make A Partial Withdrawal From This Policy’s Accumulation Value

A Partial Withdrawal will not affect the Income Benefit Payments, if any, either before or after the GFIB Payment Commencement Date. Prior to the GFIB Payment Commencement Date, you may continue to make Discretionary Income Benefit Purchases, provided this Policy has sufficient Variable Accumulation Value after you make a Partial Withdrawal.

B5.10 Effect On The Income Benefit Payments If You Surrender This Policy

We will make Income Benefit Payments based on the Funded Income Benefit amount, if any, determined on the date you surrender this Policy. Income Benefit Payments will begin on the GFIB Payment Commencement Date. A surrender of this Policy after the GFIB Payment Commencement Date will not affect the Income Benefit Payments.

PART C—GENERAL POLICY

SECTION ONE—GENERAL PROVISIONS

C1.1 The Entire Contract

The entire contract consists of this Policy, any attached riders, endorsements, and a copy of the attached application. Only our Chairman, President, Secretary, or one of our Executive Officers may change this contract, and then only in writing. We will not make any change to this contract unless you agree. No Registered Representative is authorized to change this contract or waive any of its provisions.

C1.2 Information You Provided To Issue This Policy

In issuing this Policy, we have relied on the information you provided, including statements provided in the application by or under the authority of the applicant. In the absence of fraud, all such statements are deemed to be representations and not warranties. We assume these statements are true and complete to the best of the knowledge and belief of those who made them. We will not use any such statement to contest this Policy unless that statement is a material misrepresentation.

C1.3 Contestability Of This Policy

We will not contest this Policy after the Policy has been in force while you are living for two (2) years from the Policy Date.

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C1.4 Termination Of This Policy By NYLIAC

We will not terminate this Policy prior to the GFIB Payment Commencement Date. If, after the GFIB Payment Commencement Date, the Variable Accumulation Value would provide Variable Account Annuity Income Payments of less than $20 a month on the Variable Account Annuity Commencement Date, or an amount that is insufficient to pay the annual Policy Service Charge, Mortality and Expense Risk and Administrative Costs Charges, and any optional rider charges, we have the right, to terminate this Policy and pay you the Variable Accumulation Value in a single sum. We will notify you of our intention to exercise this right 90 days prior to our terminating this Policy.

This provision will not affect GFIB Payments that have begun prior to termination of this Policy. We will continue to make GFIB Payments to the Payee while the Annuitant is living.

C1.5 Measuring The Dates Referred To In This Policy

Policy Years, quarters, months, and anniversaries are measured from the Policy Date, except where otherwise indicated.

C1.6 Proof That The Annuitant Is Living

NYLIAC may require proof from you that gives us the facts we need to determine that the Annuitant is living on the Variable Account Annuity Commencement Date, the GFIB Payment Commencement Date, and on any date we make a Variable Account Annuity Income Payment, a GFIB Payment or an Income Benefit Payment, if applicable, but not more than once in any twelve-month period.

C1.7 Misstatement Of Age Or Sex

If a date on the Policy Data Page is based on an age that is not correct, we may change the date to reflect the correct age, and we will promptly notify you of this change. If the age or sex of the Annuitant shown on the Policy Data Page is not correct as stated, we will adjust any amount payable under this Policy to the amount that the premium paid, and any Discretionary Income Benefit Purchases and Automatic Income Benefit Purchases, would have purchased at the correct age and sex. If we made payments based on the incorrect age or sex, we will increase or reduce a later payment or payments to adjust for the error. Any adjustment will include interest, at one percent (1.00%) per year, credited or charged, as applicable, from the date of the incorrect payment to the date on which we make the adjustment.

C1.8 Assignment

During your lifetime, you may assign your interest(s) in this Policy (Non-Qualified Contract policies only). If you do this, your interest, and the interest of any revocable Beneficiary, is subject to that of the assignee. As Owner, you retain any rights of ownership that have not been assigned. However, if you fully assign all of your interests in this Policy to another person or entity, we will process your full assignment as a change of ownership. An assignment may have adverse tax consequences to you; please consult your tax advisor.

You must provide us with a copy of any assignment of this Policy. We will not be responsible for the validity of any assignment. Any assignment, unless otherwise specified in the assignment by you, shall take effect as of the date the assignment is signed, subject to any payment we made or other action we took before receipt of the assignment.

C1.9 Prohibited Transactions By The Assignee

The assignee may not change the Owner, Annuitant, Payee or Beneficiary. The assignee also may not elect an alternate GFIB Payment option that may be available, or make a Discretionary Income Benefit Purchase. We will pay, in a single sum, any amount payable to the assignee, before or after the Variable Account Annuity Commencement Date or after the GFIB Payment Commencement Date.

C1.10 Changing The Payee

You may name, revoke or change the Payee at any time by providing us with a notice you sign that gives us the facts we need. This change, unless otherwise specified by you, will take effect as of the date you signed the notice, subject to any payment we made or action we took before receipt of the notice. If the Payee dies before all payments have been made under this Policy, we will pay you until you designate a different Payee.

C1.11 Investment Of The Assets Supporting The Funded Income Benefit

The assets supporting the Funded Income Benefit are the assets in NYLIAC’s General Account. NYLIAC invests the assets of the General Account in accordance with applicable law governing the investments of insurance company General Accounts. NYLIAC’s General Account assets are all of its assets other than those allocated to the Separate Account. NYLIAC’s General Account assets support all of its liabilities except Separate Account liabilities.

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C1.12 Protection Against Creditors

Except as stated in Section C1.8, payments we make under this Policy are, to the extent the law permits, exempt from the claims, attachments, or levies of any creditors.

C1.13 Discontinuation Of The Interest Rate Index Used To Determine The Adjusted GFIB Payments Or Income Benefit Payments

If the interest rate index, shown on the Policy Data Page, is no longer in effect, we may substitute a comparable index subject to any regulatory approval that may be required. We will notify you, or any assignee of record, before a substitute index is used.

C1.14 Report To Owner

At least once each Policy Year, and within sixty (60) days of the end of the reporting period, NYLIAC will provide a report on the status of this Policy.

The report will provide you with the beginning and end dates of the reporting period and this Policy’s Accumulation Value, Total Contract Amount, the Funded Income Benefit and the Unfunded Income Benefit amount on those dates. The Accumulation Value will include the Premium Payment, any interest credited, expense charges, rider charges, Policy Service Charges, transfers, Partial Withdrawals, and Surrender Charges applied during the reporting period. The report will also include the date and the amount of each Automatic Income Benefit Purchase and Discretionary Income Benefit Purchase, if any, the income amount provided by each Automatic Income Benefit Purchase and Discretionary Income Benefit Purchase, if any, and the amount contributed to the Funded Income Benefit, the GFIB Payment amount on the GFIB Payment Commencement Date as well as the revised GFIB Payment amount on the new GFIB Payment Commencement Date if the GFIB Payment Commencement Date is changed, the cash surrender value, and the death benefit. It will also give the Owner any other facts required by state law or regulation.

We will not charge a fee for the first report provided during any Policy Year. However, a reasonable fee, not to exceed $30, may be charged for additional reports mailed to you on request. We will mail the report to your last known address.

C1.15 Conformity With Law

This Policy is approved under the authority of the Interstate Insurance Product Regulation Commission (“Commission”) and issued under the Commission standards. Any provision of this Policy that, on the provision’s effective date, is in conflict with the Commission standards for this product type is hereby amended to conform to the Commission standards for this product type as of the provision’s effective date.

Any paid-up annuity benefit, cash surrender benefit or death benefit available under this Policy is not less than the minimum benefits required by Section 7B of the NAIC Variable Annuity Regulation, Model # 250.

SECTION TWO—OWNERSHIP RIGHTS

C2.1 Rights Of Ownership Of This Policy

The Owner has all the rights of ownership of this Policy. These rights include but are not limited to the right to assign your interest in this Policy (Non-Qualified Contracts only), change a revocable Beneficiary, make transfers, make Discretionary Income Benefit Purchases, receive Variable Account Annuity Income Payments and GFIB Payments, change the Variable Account Annuity Commencement Date and/or GFIB Payment Commencement Date, and designate a Payee other than the Owner to receive Variable Account Annuity Income Payments and/or GFIB Payments or Income Benefit Payments, as applicable. If this Policy is jointly owned, you must exercise these rights jointly. To exercise these rights, you do not need the consent of the Annuitant or any revocable Beneficiary. An Owner’s rights of ownership end at his or her death.

C2.2 Owner And Annuitant

Unless otherwise stated, the Owner and Annuitant must be the same individual. Unless ownership is subsequently changed, you are both the Owner and Annuitant of this Policy. If this Policy is issued with Joint Annuitants, joint Annuitants must be Spouses.

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C2.3 Changing The Owner Of This Policy

If this Policy is issued as a Non-Qualified Contract, you may change the Owner by providing us with a notice you sign which gives us the facts we need. This change, unless you specify otherwise, will take effect as of the date you signed the notice, subject to any payment we made or action we took before receipt of the notice. When this change takes effect, all rights of ownership in this Policy will pass to the new Owner. Changing the Owner of this Policy does not change the Annuitant or any Beneficiary.

If a change of ownership is made and the new Owner or the Annuitant dies prior to either the Variable Account Annuity Commencement Date or GFIB Payment Commencement Date, a death benefit, if any, will be paid. Death benefit provisions are discussed in Part C, Section Three.

If the new Owner is a grantor trust for federal income tax purposes and all of the grantors are natural persons, upon the death of any grantor prior to either the Variable Account Annuity Commencement Date or GFIB Payment Commencement Date, we will treat the grantor’s death as the death of a living Owner and we will pay any applicable death benefit in accordance with Section C3.1.

A change of ownership may have adverse tax consequences to you; please consult your tax advisor.

C2.4 Effect Of An Ownership Change On The GFIB Payments

If you change the Owner of this Policy and the new Owner dies prior to the GFIB Payment Commencement Date, no GFIB Payments or Income Benefit Payments, as applicable, will be made even if Automatic Income Benefit Purchases and/or Discretionary Income Benefit Purchases have been made. However, a death benefit may be payable, as described in Section C3.1.

C2.5 Naming A Beneficiary

You may name more than one Beneficiary. Multiple Beneficiaries may be classified as primary (or first class), contingent (or second class), and so on. If you name two or more Beneficiaries in a class, you may state their shares in any amount payable. We will pay any amount payable under this Policy to any Beneficiary classified as primary who survives you. If no Beneficiary classified as primary survives you, we will pay any surviving Beneficiary in the next class, and so on. Those Beneficiaries who survive in the same class have an equal share, to the extent possible, in any amount payable, unless the shares are stated otherwise.

C2.6 Changing A Beneficiary

During your lifetime, you may change a revocable Beneficiary by providing us with a notice you sign which gives us the facts we need. This change, unless you specify otherwise, will take effect as of the date you signed the notice, subject to any payment we made or action we took before receipt of the notice. If you have designated an irrevocable Beneficiary, the Beneficiary may only be changed with such Beneficiary’s signed consent.

SECTION THREE—DEATH BENEFITS

No death benefits are payable from the Unfunded Income Benefit Base. However, a death benefit may be payable from the Funded Income Benefit as a refund of the Cumulative Income Benefit Purchases.

If the Owner (or the Annuitant if the Owner is not a natural person) dies, a death benefit, if any, will be paid as described below. A death benefit may also be payable at the death of the Annuitant after a change of ownership of this Policy (see Section C3.2).

If the Owner is a grantor trust for federal income tax purposes and all of the grantors are natural persons, upon the death of any grantor prior to the Variable Account Annuity Commencement Date or GFIB Payment Commencement Date, the grantor’s death will be treated as the death of a living Owner and this Policy will end. We will pay any applicable death benefit in accordance with Section C3.1. If one or more grantors are not a natural person, upon an Annuitant’s death, this Policy will end and we will pay any applicable death benefit according to Section C3.3.

Unless otherwise provided, if the Owner dies after the Variable Account Annuity Commencement Date, while an Annuitant is still living, the Owner’s estate will become the new Owner. For jointly owned policies, the joint Owner will become the sole Owner.

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If the GFIB is cancelled, and there is a Funded Income Benefit, any reference to GFIB Payments is substituted with Income Benefit Payments.

The death benefits that may be payable under this Policy are not less than the minimum benefits required by law.

C3.1 Death Benefits Payable If The Owner Dies

(1)	Death Benefits Payable Before The Variable Account Annuity Commencement Date

(A)	If an Owner dies before both the Variable Account Annuity Commencement Date and GFIB Payment Commencement Date, we will pay to the Beneficiary a death benefit in an amount equal to the greater of: i) the Total Contract Amount; or ii) the Adjusted Death Benefit Premium Payment.

(B)	If an Owner dies before the Variable Account Annuity Commencement Date and after the GFIB Payment Commencement Date, we will pay to the Beneficiary, even if the Payee is still living, a death benefit in an amount equal to the greatest of: i) the Accumulation Value; or ii) the Adjusted Death Benefit Premium Payment minus the lesser of Cumulative Income Benefit Purchases or the sum of the previously made GFIB Payments; or iii) the Total Contract Amount minus the sum of the previously made GFIB Payments. For joint Annuitant policies, if an Owner dies and the joint Annuitant is still living, we will pay the greater of i) the Accumulation Value or ii) the Adjusted Death Benefit Premium Payment minus the Cumulative Income Benefit Purchases. We will also continue to make GFIB Payments to the Payee while the surviving Annuitant is living. When the surviving Annuitant dies, we will pay to the Beneficiary, a death benefit, if any, in an amount in one sum equal to the Cumulative Income Benefit Purchases minus the sum of the previously made GFIB Payments. If, at the time of death, the sum of the previously made GFIB Payments equals or exceeds the Cumulative Income Benefit Purchases, then no death benefit amount is payable.

(2)	Death Benefits Payable After The Variable Account Annuity Commencement Date

(A)	If an Owner dies after the Variable Account Annuity Commencement Date, and before the GFIB Payment Commencement Date, we will cancel the GFIB and pay to the Beneficiary, even if the Payee is still living, a death benefit, if any, in an amount in one sum equal to: i) the Cumulative Income Benefit Purchases, if any; plus ii) the Variable Accumulation Value amount applied to determine the Variable Account Annuity Income Payments minus the sum of the previously made Variable Account Annuity Income Payments. For joint Annuitant policies, any death benefit payable from the Variable Account will be made after the death of the last surviving Annuitant

If, at the time of death, the sum of the previously made Variable Account Annuity Income Payments equals or exceeds the Variable Accumulation Value amount applied to determine the payments, then no death benefit amount is payable from the Variable Account.

(B)	If an Owner dies after the Variable Account Annuity Commencement Date, and after the GFIB Payment Commencement Date, we will pay to the Beneficiary, even if the Payee is still living, a death benefit, if any, in an amount in one sum equal to: i) the Cumulative Income Benefit Purchases minus the sum of the previously made GFIB Payments plus ii) the Variable Accumulation Value amount applied to determine the Variable Account Annuity Income Payments minus the sum of the previously made Variable Account Annuity Income Payments. For joint Annuitant policies, any death benefit payable under i) and ii) above will be made after the death of the last surviving Annuitant.

If, at the time of death, for either the GFIB Payments or Variable Account Annuity Income Payments, the sum of the previously made payments equals or exceeds the amount applied to determine those payments, then no death benefit amount is payable.

The payment of any death benefit from either the Variable Account prior to the Variable Account Annuity Commencement Date or from the Funded Income Benefit prior to the GFIB Payment Commencement Date will be made in a single sum or in accordance with the Beneficiary’s election as described in Section C3.3.

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C3.2 Death Benefits Payable If The Owner Is Not An Annuitant Due To A Change Of Ownership

(1)	Death Benefits Payable Before The Variable Account Annuity Commencement Date

(A)	If an Owner or Annuitant dies before both the Variable Account Annuity Commencement Date and the GFIB Payment Commencement Date, we will pay to the Beneficiary a death benefit, in an amount equal to the greater of: i) the Total Contract Amount; or ii) the Adjusted Death Benefit Premium Payment.

(B)	If an Owner dies before the Variable Account Annuity Commencement Date and after the GFIB Payment Commencement Date, while an Annuitant is living, we will pay to the Beneficiary a death benefit, in an amount in one sum, equal to the greater of: i) the Accumulation Value; or ii) the Adjusted Death Benefit Premium Payment minus the Cumulative Income Benefit Purchases. We will continue to make GFIB Payments to the Payee while an Annuitant is living. When the Annuitant (last surviving Annuitant for joint Annuitant policies) dies, we will pay to the Beneficiary, even if the Payee is still living, a death benefit, if any, in an amount in one sum equal to the Cumulative Income Benefit Purchases minus the sum of the previously made GFIB Payments. If, at the time of death, the sum of the previously made GFIB Payments equals or exceeds the Cumulative Income Benefit Purchases, then no death benefit amount is payable.

(C)	If this Policy is issued with one Annuitant and the Annuitant dies before the Variable Account Annuity Commencement Date and after the GFIB Payment Commencement Date, we will pay to the Beneficiary, even if the Payee is still living, a death benefit, in an amount in one sum, equal to the greatest of: i) the Accumulation Value; or ii) the Adjusted Death Benefit Premium Payment minus the lesser of Cumulative Income Benefit Purchases or the sum of the previously made GFIB Payments; or iii) the Total Contract Amount minus the sum of the previously made GFIB Payments.

If this Policy is issued with joint Annuitants and an Annuitant dies before the Variable Account Annuity Commencement Date and after the GFIB Commencement Date, we will pay to the Beneficiary a death benefit, in an amount equal to the greater of: i) the Accumulation Value; or ii) the Adjusted Death Benefit Premium Payment minus the Cumulative Income Benefit Purchases. We will continue to make GFIB Payments to the Payee while the surviving Annuitant is living. When the surviving Annuitant dies, we will pay to the Beneficiary, even if the Payee is still living, a death benefit, if any, in an amount in one sum, equal to the Cumulative Income Benefit Purchases minus the sum of the previously made GFIB Payments. If, at the time of death, the sum of the previously made GFIB Payments equals or exceeds the Cumulative Income Benefit Purchases, then no death benefit amount is payable.

(2)	Death Benefits Payable After The Variable Account Annuity Commencement Date

(A)	If an Owner dies after the Variable Account Annuity Commencement Date and before the GFIB Payment Commencement Date, while an Annuitant is living, we will cancel the GFIB and pay to the Beneficiary a death benefit in an amount in one sum equal to the Cumulative Income Benefit Purchases, if any, and . We will also continue to make Variable Account Annuity Income Payments to the Payee while the Annuitant is living. When the Annuitant (last surviving Annuitant for joint Annuitant policies) dies, we will pay to the Beneficiary, even if the Payee is still living, a death benefit, if any, in an amount in one sum, equal to the Variable Accumulation Value amount applied to determine the Variable Account Annuity Income Payments minus the sum of the previously made Variable Account Annuity Income Payments. If, at the time of death, the sum of the previously made Variable Account Annuity Income Payments equals or exceeds the Variable Accumulation Value amount applied to determine the payments, then no death benefit amount is payable from the Variable Account.

(B)

If an Owner dies after the Variable Account Annuity Commencement Date and after the GFIB Payment Commencement Date, we will continue to make Variable Account Annuity Income Payments and GFIB Payments to the Payee while the Annuitant is living. When the Annuitant (last surviving Annuitant for joint Annuitant policies) dies, we will pay to the Beneficiary, even if the Payee is still living, a death benefit, if any, in an amount in one sum, equal to i) the Cumulative Income Benefit Purchases minus the sum of the previously made GFIB Payments plus ii) the Variable Accumulation Value amount applied to

ICC15-P100	30

determine the Variable Account Annuity Income Payments minus the sum of the previously made Variable Account Annuity Income Payments. If, at the time of death, for either the GFIB Payments or Variable Account Annuity Income Payments, the sum of the previously made payments equals or exceeds the amount applied to determine those payments, then no death benefit amount is payable.

(C)	If this Policy is issued with one Annuitant and the Annuitant dies after the Variable Account Annuity Commencement Date and before the GFIB Payment Commencement Date, we will cancel the GFIB and pay to the Beneficiary a death benefit in an amount equal to i) the Cumulative Income Benefit Purchases, if any, plus ii) the Variable Accumulation Value amount applied to determine the Variable Account Annuity Income Payments minus the sum of the previously made Variable Account Annuity Income Payments. If, at the time of death, the sum of the previously made Variable Account Annuity Income Payments equals or exceeds the Variable Accumulation Value amount applied to determine the payments, then no death benefit amount is payable from the Variable Account.

If this Policy is issued with joint Annuitants and an Annuitant dies after the Variable Account Annuity Commencement Date and before the GFIB Payment Commencement Date, we will cancel the GFIB and pay a death benefit, if any, in an amount in one sum, equal to the Cumulative Income Benefit Purchases, if any. We will also continue to make Variable Account Annuity Income Payments to the Payee while the surviving Annuitant is living. When the surviving Annuitant dies, we will pay to the Beneficiary, even if the Payee is still living, a death benefit, if any, in an amount in one sum, equal to the Variable Accumulation Value amount applied to determine the Variable Account Annuity Income Payments minus the sum of the previously made Variable Account Annuity Income Payments. If, at the time of death, the sum of the previously made Variable Account Annuity Income Payments equals or exceeds the Variable Accumulation Value amount applied to determine the payments, then no death benefit amount is payable from the Variable Account.

The payment of any death benefit from either the Variable Account prior to the Variable Account Annuity Commencement Date or from the Funded Income Benefit prior to the GFIB Payment Commencement Date will be made in a single sum or in accordance with the Beneficiary’s election as described in Section C3.3.

C3.3 Payment Of The Death Benefit Proceeds Before The Variable Account Annuity Commencement Date And GFIB Payment Commencement Date

Payment of the death benefit proceeds will be calculated as of the date we receive Proof of Death and claim information. Claim information must be submitted for each Beneficiary. Upon receiving Proof of Death and all claim information that gives us the facts we need from a Beneficiary, we will pay to that Beneficiary his/her full share of the death benefit, if any. The payment will be made within seven (7) days.

However, it may happen that the New York Stock Exchange is closed on a day other than usual weekends or holidays, or the Securities and Exchange Commission restricts trading or determines that an emergency exists. If so, it may not be practical for us to determine the Variable Accumulation Value. In that case, we may defer payment of the death benefit request. Any amount remaining in the DCA Advantage Account, if applicable, and any Cumulative Income Benefit Purchases, as of the date of death, will be credited with interest computed daily from the date of death to the date of payment of the death benefit proceeds. We set the interest rate each year. This rate will not be less than the rate required by law.

Full payment of the death benefit proceeds will be made in a single sum to the Beneficiary within five (5) years after the date of your death. However, at your death, the Beneficiary is not required to accept the death benefit proceeds of this Policy in a single sum if you, or the Beneficiary (after your death), choose in a signed notice, to have all or part of these proceeds placed under a settlement alternative that we may have available for the Beneficiary. Payment under the proceeds left on deposit or elected income settlement alternatives must be fully distributed within five (5) years after the date of your death. Payment under a guaranteed life income settlement alternative must be for the life of the Beneficiary or for a number of years that is not more than the life expectancy (as determined for federal tax purposes) of the Beneficiary, at the time of your death, and must begin within one year after your death. We may require proof of the Beneficiary’s birth date before payments begin.

C3.4 Spousal Continuance Of This Policy If You Die Before The Variable Account Annuity Commencement Date

This provision does not apply if you change the Owner of this Policy prior to your death.

ICC15-P100	31

If your Spouse is the sole primary Beneficiary and you die before the Variable Account Annuity Commencement Date, your surviving Spouse may continue this Policy as the Owner, subject to certain Qualified Plan limitations and the conditions referenced here. If this Policy is issued with joint Annuitants, your Spouse must be both the sole primary Beneficiary and joint Annuitant to continue this Policy as the Owner.

If your Spouse continues this Policy, no death benefit proceeds under the Variable Account will be paid as a consequence of your death.

(A)	One Annuitant: If this Policy is issued with you as the only Annuitant, your Spouse may continue this Policy as the new Owner and Annuitant.

If GFIB Payments have not commenced and you had not cancelled the GFIB prior to your death and:

1.	no Automatic Income Benefit Purchases or Discretionary Income Benefit Purchases have been made, we will cancel the GFIB and no GFIB Payments will be payable. Upon cancellation, the Investment Division restrictions and GFIB Fee will terminate. However, your Spouse may make Discretionary Income Benefit Purchases at purchase rates that are based on his or her sex and age at the time of each purchase. If you cancelled the GFIB prior to your death, your Spouse may still make Discretionary Income Benefit Purchases. All Discretionary Income Benefit Purchases made will be used to make Income Benefit Payments based on the Funded Income Benefit amount on the GFIB Payment Commencement Date. We will make Income Benefit Payments, while your Spouse is living, beginning on the GFIB Payment Commencement Date.

2.	an Automatic Income Benefit Purchase or Discretionary Income Benefit Purchase had been made, we will cancel the GFIB and no GFIB Payments will be payable. However, we will increase the Policy’s Variable Accumulation Value by an amount equal to the Cumulative Income Benefit Purchases made prior to your death. We will adjust the Variable Accumulation Value on a pro-rata basis in accordance with the Investment Division allocations in effect on the date of your death. This adjustment will be made on the date we receive Proof of Death for you and claim information that gives us the facts that we need. If you cancelled the GFIB prior to your death, the same conditions apply and no Income Benefit Payments will be payable.

If GFIB Payments (or, if applicable, Income Benefit Payments) have commenced, no adjustment will be made to the Variable Accumulation Value and we will pay to the Beneficiary any death benefit payable in an amount equal to the Cumulative Income Benefit Purchases minus previously made GFIB Payments (or, if applicable, Income Benefit Payments). We will pay death benefit proceeds as of the date we receive Proof of Death for you and claim information that gives us the facts that we need.

(B)	Joint Annuitants: If this Policy is issued with joint Annuitants, your Spouse may continue this Policy as the sole Owner and Annuitant.

If GFIB Payments have not commenced, and you had not cancelled the GFIB prior to your death, Automatic Income Benefit Purchases, if required, will continue to be made. In addition, we will not cancel the Investment Division restrictions and the GFIB Fee. Your Spouse may also make Discretionary Income Benefit Purchases. We will make GFIB Payments while your Spouse is living, beginning on the GFIB Payment Commencement Date. If you cancelled the GFIB prior to your death and there is a Funded Income Benefit, your Spouse may make Discretionary Income Benefit Purchases to increase the Funded Income Benefit and receive Income Benefit Payments based on the Funded Income Benefit amount on the GFIB Payment Commencement Date. We will make Income Benefit Payments, while your Spouse is living, beginning on the GFIB Payment Commencement.

If you die after the GFIB Payment Commencement Date, GFIB Payments (or, if applicable, Income Benefit Payments) will continue to be made while your Spouse is living whether or not your Spouse continues the Policy.

C3.5 When No Beneficiary Survives The Owner, And The Owner Dies Prior To The Variable Account Annuity Commencement Date And/Or The GFIB Payment Commencement Date

If this Policy ends due to the death of the Owner, and no Beneficiary for any amount payable, or a stated share, survives the Owner, the right to this amount or share will pass to the Owner’s estate as Beneficiary. If this Policy is

ICC15-P100	32

jointly owned, payment will be made to the surviving Owner as Beneficiary, unless otherwise instructed. If any Beneficiary dies at the same time as the Owner, or within fifteen (15) days after the Owner’s death, but before we receive Proof of Death for the Owner and claim information, we will pay any amount payable as though the Beneficiary died first. Payment of the death benefit proceeds will be made in accordance with Section C3.3.

C3.6 When No Beneficiary Survives The Annuitant, Prior To The Variable Account Annuity Commencement Date And/Or The GFIB Payment Commencement Date, And The Owner Is Not The Annuitant Due To A Change of Ownership

If this Policy ends due to the death of the Annuitant and no Beneficiary for any amount payable, or for a stated share, survives the Annuitant, the right to this amount or share will pass to the Owner as Beneficiary. If no Owner is living, we will pay the Owner’s estate. If this Policy is jointly owned, payment will be made to the surviving Owner as Beneficiary, unless otherwise instructed. If any Beneficiary dies at the same time as the Annuitant, or within fifteen (15) days after the Annuitant’s death, but before we receive Proof of Death for the Annuitant and claim information, we will pay any amount payable as though the Beneficiary died first. Payment of the death benefit proceeds will be made in accordance with Section C3.3.

C3.7 When No Beneficiary Survives The Annuitant, After The Variable Account Annuity Commencement Date And/Or The GFIB Payment Commencement Date, And The Owner Is Not The Annuitant Due To A Change Of Ownership

If no Beneficiary survives the Annuitant (or for Policies with joint Annuitants, the last surviving Annuitant) the death benefit, if any, will be paid in a single sum to the Owner. If the Owner is not living, then the death benefit, if any, will be paid in a single sum to the Owner’s estate. No amount will be payable to a Beneficiary if the Annuitant (or the last surviving Annuitant) dies (A) after the sum of the Variable Account Annuity Income Payments received equals or exceeds the Variable Accumulation Value amount applied to determine the income payments and (B) after the sum of the GFIB Payments or Income Benefit Payments, as applicable, received equals or exceeds the Cumulative Income Benefit Purchases. If any Beneficiary dies at the same time as the Annuitant (or the last surviving Annuitant), or within fifteen (15) days after the Annuitant’s death, but before we receive Proof of Death for the Annuitant and claim information, we will pay any amount payable as though the Beneficiary died first.

SECTION FOUR—PREMIUM PAYMENT

C4.1 Crediting The Premium Payment

If we have received all of the information we require to issue this Policy, we will credit the Premium Payment to this Policy within two Business Days after receipt.

Additional monies will only be accepted where your total Premium Payment, as stated on the application, consists of a portion that is received from another institution in connection with transactions such as a Section 1035 exchange, rollover, or transfer from another institution. In this case, we may receive parts of your Premium Payment on different days. We will credit the initial portion of the total Premium Payment received to this Policy within two Business Days. We will credit additional monies to this Policy as of the Payment Date.

C4.2 Allocation Of The Premium Payment

The percentage of the Premium Payment that you are permitted to allocate to certain Investment Divisions is restricted based on the Asset Allocation Categories or Asset Allocation Models shown in the application and the product prospectus.

We apply the Premium Payment to the DCA Advantage Account shown on the Policy Data Page or to either the Investment Divisions in the Asset Allocation Categories or the Asset Allocation Model selected on the application. If a portion of the Premium Payment is allocated to the DCA Advantage Account, the transfers from the DCA Advantage Account must be allocated to the Investment Divisions in the Asset Allocation Categories or the Asset Allocation Model selected on the application or as subsequently changed by you.

ICC15-P100	33

SECTION FIVE—CHARGES AND DISTRIBUTIONS

C5.1 Fees And Charges Deducted From This Policy

We may apply an annual Policy Service Charge as shown on the Policy Data Page. We will deduct that charge from the Variable Accumulation Value, pro-rata from each Investment Division, on each Policy Anniversary and on the date of surrender.

We will deduct the Separate Account Mortality and Expense Risk and Administrative Costs Charge, as described on the Policy Data Page, from the Variable Accumulation Value.

During the Surrender Charge period, we may deduct a Surrender Charge from the Accumulation Value. Surrender Charges are explained in Sections C5.8 and C5.9 and on the Policy Data Page.

We will deduct a GFIB Fee, based on the Unfunded Income Benefit Base, as described on the Policy Data Page, from the Variable Accumulation Value each Policy quarter and on the date of surrender, if applicable. This fee is a fixed percentage applied according to the formula provided on the Policy Data Page. We will deduct this fee on a pro-rata basis in arrears from each applicable Investment Division. If the Policy is surrendered, the GFIB Fee will be prorated in arrears from the date the last GFIB Fee was deducted to the date of surrender.

The GFIB Fee will terminate if the Variable Accumulation Value is reduced to zero, if the GFIB is cancelled, if the Funded Income Benefit equals or exceeds the GFIB prior to the GFIB Payment Commencement Date or when GFIB Payments begin, whichever occurs earliest.

C5.2 The GFIB Fee

The GFIB Fee is used to partially offset the risk to NYLIAC should there be insufficient Variable Accumulation Value to fully fund the GFIB.

C5.3 GFIB Cancellation Fee

If you cancel the GFIB after the Right to Return Policy period described on the front cover of the Policy, we will assess a GFIB Cancellation Fee and deduct it from the Policy’s Variable Accumulation Value in an amount shown on the Policy Data Page. The GFIB Cancellation Fee is determined as a percentage of the Unfunded Income Benefit Base on the cancellation effective date and will be deducted from each Investment Division in proportion to its percentage of the Policy’s Variable Accumulation Value. The GFIB Cancellation Fee will not apply if you surrender the Policy.

C5.4 Other Fees and Charges Deducted From This Policy

Any rider(s) that we may make available that you elect, could result in additional charges that we will deduct on a quarterly basis from the Variable Accumulation Value and in accordance with the terms of the rider.

C5.5 Surrendering This Policy

On any Business Day, that occurs before the Variable Account Annuity Commencement Date, and after this Policy has an Accumulation Value, you may request a surrender of the Accumulation Value, less any Surrender Charges, Policy Service Charges, GFIB Fee, and/or additional fees and charges (including rider charges) that may apply.

Surrendering this Policy may affect the GFIB Payments, or if applicable, Income Benefit Payments. Refer to Sections B1.13 and B5.10 for additional details.

C5.6 Making A Partial Withdrawal

Making a Partial Withdrawal may affect the GFIB Payments. Refer to Section B1.12 for additional details.

After this Policy has an Accumulation Value, you may request a Partial Withdrawal by submitting your request at least thirty (30) days before the Variable Account Annuity Commencement Date.

(A) While the Investment Division restrictions are in effect, any Partial Withdrawal must be made on a pro rata basis from the Investment Divisions and/or DCA Advantage Account.

(B) If the Investment Division restrictions are terminated, a Partial Withdrawal may be for a selected amount or a percentage of the Accumulation Value. The minimum amount you may withdraw is shown on the Policy Data Page. You must specify the amount or percentage you wish to withdraw from among the Investment Divisions

ICC15-P100	34

and/or from the DCA Advantage Account. However, if you do not specify the Investment Divisions and/or the DCA Advantage Account from which to make the withdrawal, NYLIAC will withdraw the money on a pro-rata basis from each Investment Division and/or from the DCA Advantage Account. We will make Partial Withdrawals from the Investment Divisions by deducting Accumulation Units.

If your request for a Partial Withdrawal is greater than the amount in the Investment Division(s) and/or in the DCA Advantage Account, we will pay you the entire value of that Investment Division(s) and/or that DCA Advantage Account, less any Surrender Charges that may apply.

The minimum Accumulation Value, as shown on the Policy Data Page, must remain in this Policy after a Partial Withdrawal. If a Partial Withdrawal would cause the total Accumulation Value to fall below the required minimum, we may not process the Partial Withdrawal request.

Partial Withdrawals that you make from the DCA Advantage Account will occur in the following sequence: first from the portion of the DCA Advantage Account Accumulation Value attributed to the initial Premium Payment, then from the portion of the DCA Advantage Account Accumulation Value attributed to each subsequent Premium Payment in the order received.

Except as provided in Section C5.9, we will assess a Surrender Charge as described in Section C5.8 and on the Policy Data Page.

The Unfunded Income Benefit Base and the Funded Income Benefit do not have a cash value; therefore, no withdrawals are permitted from the Unfunded Income Benefit Base and the Funded Income Benefit.

C5.7 Processing A Partial Withdrawal Or Surrender

We will pay any Partial Withdrawal or surrender proceeds within seven (7) days after we receive all required information. We will determine the Partial Withdrawal or surrender value that we will pay on the date we receive all required information. However, if the New York Stock Exchange is closed on a day other than usual weekends or holidays or the Securities and Exchange Commission restricts trading or determines that an emergency exists, it may not be practical for us to determine the investment experience of the Separate Account. In that case, we may defer payment of a Partial Withdrawal or surrender request from the Investment Divisions.

We may defer payment of any Partial Withdrawal or surrender payment request from the DCA Advantage Account for up to six (6) months from the Partial Withdrawal or surrender request date. We will pay interest on any amount deferred for thirty (30) days or more. If we defer payments, we will pay interest as required, from the date of the Partial Withdrawal or surrender request. This rate will be at least one percent (1.00%) per year.

C5.8 Deduction Of Surrender Charges

A Surrender Charge will apply only if the amount of a Partial Withdrawal or full surrender exceeds the amount described under the Surrender Charge Schedule section of the Policy Data Page. A Surrender Charge may be waived as described in Section C5.9.

During the Surrender Charge period, as shown in the Surrender Charge schedule on the Policy Data Page, we may apply a Surrender Charge each time you make a Partial Withdrawal, or when you surrender the Policy. The Surrender Charge, if any, will be calculated using the percentage, as shown in the Surrender Charge schedule on the Policy Data Page, that corresponds with the Policy Year in which you make a Partial Withdrawal or surrender request and applied to the amount of the Partial Withdrawal or full surrender.

C5.9 Waiver Of Surrender Charges

We will waive Surrender Charges:

a)	when death benefit proceeds are paid on the death of the Owner or of the Annuitant; or

b)	for any Required Minimum Distribution (RMD) with respect to this Policy, as calculated by us, from the Accumulation Value of this Policy. However, if you make any Partial Withdrawals from this Policy during a Policy Year, in addition to any RMD withdrawals, we will combine all such withdrawals and apply a Surrender Charge to that portion of the withdrawals that exceeds the greater of the calculated RMD amount and the amount as explained in Section C5.8 and on the Policy Data Page; or

c)	on amounts placed under the Life Income—Cash Refund Payment method after the first Policy Year; or

d)	under conditions specified in any riders or endorsements attached to and made a part of this Policy; or

e)	if we terminate this Policy.

ICC15-P100	35

APPENDIX 1

Single Life Table

Life Income—Cash Refund Payment Table

Minimum Monthly Payment per $1,000 of Proceeds

Adjusted Age	Male	Female
60	2.94	2.79
61	3.01	2.85
62	3.07	2.91
63	3.14	2.98
64	3.22	3.05
65	3.29	3.12
66	3.37	3.20
67	3.46	3.28
68	3.55	3.37
69	3.64	3.45
70	3.73	3.55
71	3.83	3.64
72	3.94	3.75
73	4.05	3.86
74	4.17	3.97
75	4.29	4.09
76	4.42	4.22
77	4.55	4.35
78	4.70	4.49
79	4.85	4.64
80	5.01	4.80
81	5.18	4.97
82	5.36	5.15
83	5.55	5.34
84	5.75	5.54
85	5.96	5.75
86	6.19	5.98
87	6.44	6.22
88	6.70	6.48
89	6.98	6.76
90	7.28	7.06
91	7.61	7.38
92	7.96	7.72
93	8.33	8.08
94	8.74	8.47
95	9.18	8.90

ICC15-P100A1	36

APPENDIX 2

Joint Life Income—Cash Refund Payment Table

Minimum Monthly Payment per $1,000 of Proceeds

Adjusted Age
Male	Female
	60	65	70	75	80	85	90	95
60	2.64	2.80	2.90	2.95	2.96	2.95	2.95	2.94
65	2.73	2.96	3.15	3.27	3.32	3.32	3.31	3.30
70	2.78	3.07	3.35	3.59	3.74	3.77	3.76	3.75
75	2.80	3.13	3.49	3.86	4.16	4.32	4.34	4.33
80	2.80	3.14	3.56	4.05	4.54	4.91	5.07	5.08
85	2.80	3.13	3.57	4.12	4.78	5.44	5.91	6.07
90	2.79	3.13	3.56	4.12	4.85	5.76	6.68	7.29
95	2.79	3.13	3.55	4.11	4.84	5.83	7.12	8.43

ICC15-P100A2	37

APPENDIX 3

Joint Life Income—Cash Refund Payment Table

Minimum Monthly Payment per $1,000 of Proceeds

Adjusted Age
Male Annuitant	Male Joint Annuitant
	60	65	70	75	80	85	90	95	100
60	2.71	2.84	2.92	2.95	2.96	2.95	2.95	2.94	2.94
65	2.84	3.04	3.19	3.29	3.32	3.31	3.31	3.30	3.30
70	2.92	3.19	3.45	3.64	3.75	3.77	3.76	3.75	3.75
75	2.95	3.29	3.64	3.97	4.21	4.33	4.34	4.32	4.31
80	2.96	3.32	3.75	4.21	4.64	4.95	5.08	5.07	5.04
85	2.95	3.31	3.77	4.33	4.95	5.55	5.95	6.07	6.03
90	2.95	3.31	3.76	4.34	5.08	5.95	6.80	7.32	7.42
95	2.94	3.30	3.75	4.32	5.07	6.07	7.32	8.57	9.29
100	2.94	3.30	3.74	4.31	5.04	6.03	7.42	9.29	11.31

ICC15-P100A3	38

APPENDIX 4

Joint Life Income—Cash Refund Payment Table

Minimum Monthly Payment per $1,000 of Proceeds

Adjusted Age
Female Annuitant	Female Joint Annuitant
	60	65	70	75	80	85	90	95	100
60	2.59	2.70	2.77	2.80	2.80	2.80	2.79	2.79	2.79
65	2.70	2.89	3.04	3.12	3.14	3.14	3.13	3.13	3.13
70	2.77	3.04	3.28	3.46	3.55	3.57	3.56	3.55	3.55
75	2.80	3.12	3.46	3.78	4.02	4.11	4.12	4.11	4.10
80	2.80	3.14	3.55	4.02	4.45	4.75	4.85	4.84	4.82
85	2.80	3.14	3.57	4.11	4.75	5.35	5.73	5.84	5.81
90	2.79	3.13	3.56	4.12	4.85	5.73	6.59	7.09	7.18
95	2.79	3.13	3.55	4.11	4.84	5.84	7.09	8.31	9.01
100	2.79	3.13	3.55	4.10	4.82	5.81	7.18	9.01	10.94

ICC15-P100A4	39

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

A Delaware Corporation and a wholly-owned subsidiary of New York Life Insurance Company

Home Office—[200 Continental Drive, Suite 306 Newark, Delaware 19713]

Executive Office—[51 Madison Avenue, New York, New York 10010]

Individual Modified Single Premium Deferred Variable Annuity With A Guaranteed Living Benefit and a Guaranteed Minimum Death Benefit Provision

Periodic Variable Account Annuity Income Payments And/Or GFIB Payments Begin On The Variable Account Annuity Commencement Date And/Or GFIB Payment Commencement Date, Respectively.

Premium Payment Payable as Shown on the Policy Data Page.

THE POLICY VALUES AND BENEFITS PROVIDED BY THIS POLICY, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

This Policy Is non-participating.

ICC15-P100

New York Life Insurance and Annuity Corporation

Home Office			Executive Office
[200 Continental Drive, Suite 306]			[51 Madison Avenue]
[Newark, DE 19713]			[New York, NY 10010]

STATE INSURANCE DEPARTMENT PHONE NUMBER			[XXX-XXX-XXXX]
POLICY DATA PAGE
ANNUITANT(S)	—	[JOHN DOE]	AGE: [55]	[MALE]
		[JANE DOE]	AGE: [55]	[FEMALE]
POLICY NUMBER	—	[00 000 000]
POLICY DATE	—	[January 1, 2015]
OWNER(S)	—	[JOHN DOE]	AGE: [55]	[MALE]
		[JANE DOE]	AGE: [55]	[FEMALE]
POLICY TYPE	—	[NON-QUALIFIED]

PREMIUM PAYMENT:		[$10,000]

PREMIUM PAYMENT DATE:		[January 1, 2015]

VARIABLE ACCOUNT INFORMATION

VARIABLE ACCOUNT ANNUITY COMMENCEMENT DATE: [January 1, 2050]

MORTALITY TABLE AND INTEREST RATE APPLICABLE TO THE MINIMUM GUARANTEED VARIABLE ACCOUNT ANNUITY INCOME PAYMENT AMOUNT:

•	[Annuity 2000 Mortality Table with Projection Scale G applied for fifteen (15) years static and generationally thereafter]

•	1.0% interest compounded each year

SEPARATE ACCOUNT:               NYLIAC Variable Annuity Separate Account III

The Separate Account consists of Investment Divisions that are the variable investment options used to calculate the Variable Accumulation Value of this Policy.

NET INVESTMENT FACTOR:

The net investment factor for this Policy used to calculate the value of an Accumulation Unit in any Investment Division of NYLIAC Variable Annuity Separate Account III for a Valuation Period is determined by dividing (a) by (b) and subtracting (c) from the result, where:

a)	is the sum of:

1)	the net asset value of a Fund share held in the Separate Account for that Investment Division determined at the end of the current Valuation Period; plus

2)	the per share amount of any dividend or capital gain distributions made by the Fund for shares held in the Separate Account for that Investment Division if the ex-dividend date occurs during the Valuation Period; and

b)	is the net asset value of a Fund share held in the Separate Account for that Investment Division determined as of the end of the immediately preceding Valuation Period; and

c)	is the daily Mortality and Expense Risk and Administrative Costs Charge, which is 1/365th* of the annual Mortality and Expense Risk and Administrative Costs Charge shown in the Fees and Charges section.

*	In a leap year this calculation is based on 366 days.

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POLICY DATA PAGE, (Page 2 Cont’d.)

ALLOCATION OPTIONS:

Unless otherwise restricted, the Allocation Options consist of the DCA Advantage Account and the Investment Divisions of the Separate Account, as set forth below.

1)	DOLLAR COST AVERAGING (DCA) ADVANTAGE ACCOUNT AVAILABLE:

[6-Month DCA Advantage Account]

DCA ADVANTAGE ACCOUNT GUARANTEED MINIMUM INTEREST RATE:

[1.00%] (Annual Effective Rate)

2)	INVESTMENT DIVISIONS:

Under the Investment Divisions, you have the option to create a portfolio based on the Investment Divisions you select, subject to the Asset Allocation Category Restrictions described below and in the Premium Allocation section of the application and product prospectus, or use one of the Asset Allocation Models we make available under this Policy. You may withdraw your participation in either alternative at any time by submitting new allocation instructions that conform to the Asset Allocation Category Restrictions.

INVESTMENT DIVISION RESTRICTIONS:

Allocations to the Investment Divisions are subject to the Asset Allocation Category Restrictions described below. The Investment Division restrictions will terminate on the earliest of: a) commencement of the GFIB Payments; b) when the Funded Income Benefit equals or exceeds the GFIB prior to the GFIB Payment Commencement Date; or c) cancellation of the GFIB.

Asset Allocation Category Restrictions:

a)	You cannot have less than [30%] of your total Variable Accumulation Value in Asset Allocation Category [Group A (Fixed Income)] Investment Divisions; and

b)	You cannot have more than [70%] of your total Variable Accumulation Value in Asset Allocation Category [Group B (Fixed Income and Equity)] Investment Divisions; and

c)	You cannot have more than [10%] of your total Variable Accumulation Value in Asset Allocation Category [Group C (Equity and Alternative)] Investment Divisions.

A)	SELF-CREATED PORTFOLIO:

If you choose to create your own portfolio of Investment Divisions, subject to the Asset Allocation Category Restrictions, each [Policy quarter], we will automatically rebalance those allocations to conform to your most recent allocation instructions.

B)	ASSET ALLOCATION MODELS:

The Asset Allocation Models are set forth in the application and the prospectus. If you choose one of the Asset Allocation Models, each of which conforms with the Asset Allocation Category Restrictions described above, each [Policy quarter], we will automatically rebalance the Variable Accumulation Value to conform to your most recent allocation instructions.

We will not provide you with information regarding any updates to the allocation percentages in the Asset Allocation Models or the creation of new Asset Allocation Models. We will not reallocate your Variable Accumulation Value based on any such updates or the existence of a new Asset Allocation Model. However, your Asset Allocation Model could change due to events that may impact the Investment Divisions as noted above. You may obtain information on new or updated Asset Allocation Models by contacting your registered representative. You should consult your registered representative periodically to consider whether the Asset Allocation Model you have selected is still appropriate for you. You may withdraw your participation in an Asset Allocation Model at any time by submitting new allocation instructions. If you wish to allocate your Variable Accumulation Value to another Asset Allocation Model, you may do so, subject to availability, by notifying us in writing. In some instances, an Asset Allocation Model may no longer be available after you remove your Variable Accumulation Value from it. Any existing Variable Accumulation Value in an Asset Allocation Model that is closed to new investments will remain allocated to that Asset Allocation Model until you remove it.

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POLICY DATA PAGE, (Page 2 Cont’d.)

GFIB INFORMATION

In addition to Variable Account Annuity Income Payments, this Policy provides a minimum level of guaranteed lifetime income payments through its Guaranteed Future Income Benefit (GFIB). The GFIB Payments are determined on the Policy Date, and are funded through Income Benefit Purchases, and payable on the GFIB Payment Commencement Date.

GFIB PAYMENT METHOD: Life With Cash Refund

GFIB PAYMENT: [$1,000] [Monthly], payable while the Annuitant is living.

GFIB PAYMENT COMMENCEMENT DATE: [January 1, 2025]

CHANGE OF GFIB PAYMENT COMMENCEMENT DATE:

Earliest Accelerated GFIB Payment Commencement Date: 13 months from the Policy Date.

Latest Deferred GFIB Payment Commencement Date: 5 years after the original GFIB Payment Commencement Date, or [Annuitant’s (oldest Joint Annuitant’s, if applicable) age 85], whichever is earlier.

Adjusted GFIB Payments resulting from a change to the GFIB Payment Commencement Date will be determined based on the factors below:

Annuity Mortality Table: [Annuity 2000 Mortality Table]

Interest Rate: Moody’s Seasoned Baa Corporate Bond (DBAA) Yield. Adjusted GFIB Payments will be determined using the Moody’s rate in effect three (3) days† prior to the effective date of the change to the GFIB Payment Commencement Date.

†Any day NYLIAC is open for business.

Interest Rate Change Adjustment: If the GFIB Payment Commencement Date is accelerated, the interest rate adjustment will increase the Moody’s rate by [one and one-half percent (1.50%)]. If the GFIB Payment Commencement Date is deferred, the interest rate adjustment will decrease the Moody’s rate by [one and one-half percent (1.50%)].

FORMULA DEFINITIONS:

The following are definitions and abbreviations for the variables used in the formulas contained in this Policy Data Page:

•	t = Time (current Business Day)

•	AIBP = Automatic Income Benefit Purchase

•	IBP = Income Benefit Purchase (Automatic Income Benefit Purchase or Discretionary Income Benefit Purchase)

•	PR = Income Benefit Purchase Rate: The amount of income purchased per dollar of Variable Accumulation Value applied to purchase the income. The income purchase rate in effect for an Automatic Income Benefit Purchase and a Discretionary Income Benefit Purchase at the time a purchase is processed.

•	FIB = Funded Income Benefit

•	UIB = Unfunded Income Benefit

•	V = Accumulation Value

•	TR = Target Ratio: The ratio of the Variable Accumulation Value required to purchase the Unfunded Income Benefit relative to the current Accumulation Value in the Policy at the time a purchase is processed.

•	C= Cap: the maximum percentage [10%] of the Policy’s Accumulation Value, on the first Business Day of the prior Policy quarter, that can be used to make an Automatic Income Benefit Purchase, except for the final Automatic Income Benefit Purchase. The Cap percentage is established on the Policy Date and will not change while this Policy is in effect.

•	PQV = The Policy’s Accumulation Value on the first Business Day of the prior Policy quarter.

•	m = Target Threshold [8].

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POLICY DATA PAGE, (Page 2 Cont’d.)

GUARANTEED FUTURE INCOME BENEFIT (GFIB)

The GFIB on any day is determined as follows:

GFIB = Funded Income Benefit + Unfunded Income Benefit

Each Income Benefit Purchase (Automatic Income Benefit Purchase or Discretionary Income Benefit Purchase) increases the Funded Income Benefit and decreases the Unfunded Income Benefit Base and Unfunded Income Benefit as provided in the formulas described below.

•	Funded Income Benefit

The impact of each Income Benefit Purchase on the Funded Income Benefit is calculated as follows:

Revised Funded Income Benefit = Funded Income Benefit Prior to Income Benefit Purchase + [Income Benefit Purchase x Income Benefit Purchase Rate in effect at Time of Purchase]

(The Funded Income Benefit (FIB) is equal to zero on the Policy Date.)

FIBt = FIBt-1 + IBPt x PRt

Income Benefit Purchase Rate: The Income Benefit Purchase Rate will be the greatest of:

A =	NYLIAC’s current Income Benefit Purchase Rate in effect at the time of purchase;

B =	[0.9] multiplied by an Income Benefit Purchase Rate calculated based on the [A2000 Mortality Table (no projection scale] and no age setback) and 10-Year CMT Rate in effect three (3) days† prior to the effective date of the purchase; or

C =	An Income Benefit Purchase Rate calculated based on the [A2000 Mortality Table (no projection scale] and no age setback) and one percent (1.0%).

†Any day NYLIAC is open for business.

•	Unfunded Income Benefit

Unfunded Income Benefit = Unfunded Income Benefit Base × GFIB Rate

GFIB Rate: The GFIB Rate is equal to the GFIB on the Policy Date divided by the Premium Payment. The GFIB Rate will not change unless you change the GFIB Payment Commencement Date.

Unfunded Income Benefit Base:

The Unfunded Income Benefit Base is used to determine the Unfunded Income Benefit which is that portion of the GFIB that is not yet funded. It is also used to determine the GFIB Fee and GFIB Cancellation Fee. The Unfunded Income Benefit Base is calculated daily at the end of the Business Day after all other transactions (i.e. Partial Withdrawals and Income Benefit Purchases) have been processed.

On the Policy Date, the Unfunded Income Benefit Base is equal to the Premium Payment. The Unfunded Income Benefit Base is reduced by (a) Income Benefit Purchases (Automatic Income Benefit Purchases and, if any, Discretionary Income Benefit Purchases) and (b) withdrawals (Partial Withdrawals, surrender of the Policy, and withdrawal of the Variable Accumulation Value that is applied to receive Variable Account Annuity Income Payments). Withdrawals will also reduce the GFIB.

(a)	The Unfunded Income Benefit Base is reduced by Automatic Income Benefit Purchases and if any, Discretionary Income Benefit Purchases as follows:

Revised Unfunded Income Benefit Base = Unfunded Income Benefit Base Prior to Income Benefit Purchase – (IBPt x PRt ÷ GFIB Rate)

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POLICY DATA PAGE, (Page 2 Cont’d.)

(b)	The Unfunded Income Benefit Base is reduced by withdrawals as follows:

Any withdrawal (Partial Withdrawal, surrender (including amounts free of Surrender Charges), or a portion of the Variable Accumulation Value withdrawn and applied to receive Variable Account Annuity Income Payments) will reduce the GFIB by reducing the Unfunded Income Benefit Base proportionally to the reduction incurred in the Variable Accumulation Value.

Revised Unfunded Income Benefit Base = Unfunded Income Benefit Base Prior to the Withdrawal × (Accumulation Value After the Withdrawal) ÷ (Accumulation Value Immediately Preceding the Withdrawal)

Revised Unfunded Income Benefit = Revised Unfunded Income Benefit Base (as determined in (a) or (b) above) x GFIB Rate

Revised GFIB = Revised Unfunded Income Benefit + Revised Funded Income Benefit

AUTOMATIC INCOME BENEFIT PURCHASE: A pre-defined and non-discretionary Automatic Income Benefit Purchase Formula will be used to determine whether to deduct a portion of the Variable Accumulation Value as an Automatic Income Benefit Purchase and to determine the amount of that Automatic Income Benefit Purchase. Automatic Income Benefit Purchases are used to fund the GFIB. Each Automatic Income Benefit Purchase reduces the Unfunded Income Benefit and concurrently increases the Funded Income Benefit until the Funded Income Benefit is equal to the GFIB. The Automatic Income Benefit Purchase Formula will be used to determine if an Automatic Income Benefit Purchase is required and the amount of the required Automatic Income Benefit Purchase.

The Automatic Income Benefit Purchase Formula will be applied on the [second Policy quarter] and every subsequent [Policy quarter], except for the final Automatic Income Benefit Purchase, as described below, until the GFIB Payment Commencement Date. If this formula determines that an Automatic Income Benefit Purchase is required, the purchase will be processed on the same day that the formula is applied. With the exception of the final Automatic Income Benefit Purchase, each Automatic Income Benefit Purchase cannot exceed [ten percent (10%)] of the Variable Accumulation Value on the first Business Day of the prior Policy quarter.

Generally, more of your Variable Accumulation Value will be used to fund your GFIB Payments in unfavorable market conditions, including low interest rate environments, or if you are closer to the GFIB Payment Commencement Date, and less of your Variable Accumulation Value will be used to fund your GFIB Payments in favorable market conditions, including high interest rate environments, or if you are farther away from the GFIB Payment Commencement Date. This formula cannot be changed after the Policy is issued.

Final Automatic Income Benefit Purchase

A final application of the Automatic Income Benefit Purchase Formula will be made [twenty (20)] Business Days immediately preceding the GFIB Payment Commencement Date to determine if a final Automatic Income Benefit Purchase is necessary, and to determine the amount of the required Automatic Income Benefit Purchase. We will notify you of the upcoming final application of the Automatic Income Benefit Purchase Formula thirty (30) days in advance of the final formula application date. If a purchase is required, it will be processed on the same day that the formula is applied. Following the final Automatic Income Benefit Purchase, if any, we will send you a written confirmation stating the amount of the purchase. Please examine this confirmation carefully. Within [five (5) days] of the GFIB Payment Commencement Date, you may cancel the final Automatic Income Benefit Purchase by returning the confirmation to us with a request to cancel the purchase. On the day we receive your cancellation request, the Automatic Income Benefit Purchase will be returned to the Variable Accumulation Value. The amount returned to the Variable Accumulation Value will be equal in dollar value to the amount deducted for the Automatic Income Benefit Purchase.

If a final Automatic Income Benefit Purchase is required to fully fund the GFIB, and you cancel the final Automatic Income Benefit Purchase, you may receive a reduced GFIB Payment amount. On the GFIB Payment Commencement Date you will receive a GFIB Payment amount equal to the Funded Income Benefit determined on the day you cancel the final purchase. Please read Part B of your Policy for additional details.

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POLICY DATA PAGE, (Page 2 Cont’d.)

AUTOMATIC INCOME BENEFIT PURCHASE FORMULA:

Target Ratio: TRt = (UIBt ÷ PRt) ÷ Vt

Quarterly Automatic Income Benefit Purchase Calculation:

AIBPt = Minimum [C × PQV, Vt × {1 – Minimum [1, m × (1 – TRt)] }]

Final Automatic Income Benefit Purchase Calculation:

AIBPt = Minimum (UIBt ÷ PRt,Vt)

DISCRETIONARY INCOME BENEFIT PURCHASE:

Maximum Number of Discretionary Income Benefit Purchases in a Policy Year: [12]

Earliest available purchase: [The second Policy quarter]

Latest available purchase: [Twenty (20) Business Days] prior to the GFIB Payment Commencement Date.

Cancellation Period: Within [ten (10) days] of receipt of the written purchase confirmation.

FEES AND CHARGES

GFIB FEE: A charge percentage, equal on an annual basis to [1.00%], deducted pro-rata from the Investment Divisions each Policy quarter prior to the GFIB Payment Commencement Date. The GFIB Fee is calculated and applied quarterly at the end of the Business Day on the last day of the Policy quarter prior to the Automatic Income Benefit Purchase, if any, and determined as follows:

(GFIB Fee Percentage) x [Average Daily Unfunded Income Benefit Base Over The Course Of The Policy Quarter]

The GFIB Fee percentage in effect on the Policy Date will not change while this Policy is in effect.

GFIB CANCELLATION FEE: [2%] of the Unfunded Income Benefit Base.

SURRENDER CHARGES:

a)	SURRENDER CHARGE SCHEDULE

POLICY YEAR	PERCENTAGE	POLICY YEAR	PERCENTAGE
1	8%	5	4%
2	7%	6	3%
3	6%	7	2%
4	5%	8+	0%

b)	ANNUAL SURRENDER CHARGE FREE AMOUNT(S)

Surrender Charges Are Applied as Follows:

A Surrender Charge will apply to that portion of the amount withdrawn or surrendered that exceeds the greatest of: (A) [10%] of the Accumulation Value as of the last Policy Anniversary ([10%] of the Premium Payment if the withdrawal is made in the first Policy Year), less any prior Partial Withdrawals made during the current Policy Year that were free of Surrender Charges; or (B) [10%] of the Accumulation Value at the time of the withdrawal, less any prior Partial Withdrawals made during the current Policy Year that were free of Surrender Charges; or (C) that portion of the Accumulation Value at the time of the withdrawal that exceeds the Adjusted Death Benefit Premium Payment less any prior Partial Withdrawals, made during the current Policy Year, that were free of Surrender Charges.

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POLICY DATA PAGE, (Page 2 Cont’d.)

SEPARATE ACCOUNT MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE COSTS CHARGE:

A charge, equal on an annual basis, to [1.35%] of the daily average of the Variable Accumulation Value deducted from the Variable Accumulation Value.

POLICY SERVICE CHARGE: The sum of [$30] may be deducted from the Variable Accumulation Value on each Policy Anniversary and on the date this Policy is surrendered. However, this fee will be waived: a) upon registration with eDelivery of all available materials that we would normally mail to you; or b) upon the Variable Account Annuity Commencement Date, or upon the GFIB Payment Commencement Date. The Policy Service Charge is deducted from the Variable Accumulation Value, pro-rata from each Investment Division, on each Policy Anniversary and on the date of surrender.

INVESTMENT DIVISIONS TRANSFER CHARGE:

Charge for each transfer made to or from an Investment Division after the first [twelve (12)] transfers during a Policy Year: [$30] There is no charge for the first [twelve (12)] transfers made in any one Policy Year.

MINIMUMS:

Partial Withdrawal amount:	[$500]

Accumulation Value after a Partial Withdrawal**:	$2,000

Transfer amount from an Investment Division**:	$500

Transfer amount to an Investment Division**:	$25

Balance that must be maintained in an Investment Division after a transfer**:	$500

Automatic Asset Rebalancing option transfer amount***:	No Minimum

Variable Accumulation Value required to elect the Automatic Asset Rebalancing option***:	$2,500

Premium Payment amount allocated to the DCA Advantage Account:	$2,000

Discretionary Income Benefit Purchase:	[$500]

**	Not applicable while the GFIB exceeds the Funded Income Benefit.
***	The Automatic Asset Rebalancing Option is not available while the GFIB exceeds the Funded Income Benefit.

[RIDER(S) [AND ENDORSEMENT(S)]]

[Traditional IRA Endorsement]

[Roth IRA Endorsement]

Please see attached rider(s) to this Policy for details

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